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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SAFEHOLD INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1114 Avenue of the Americas, 39th Floor
New York, New York 10036
April     , 2019

Dear SAFE Stockholder:

        We cordially invite you to attend the 2019 annual meeting of stockholders of Safehold Inc. (previously known as Safety, Income & Growth Inc.), NYSE: SAFE, to be held at the Harvard Club of New York City, 35 West 44th Street, 3rd Floor, New York, New York 10036 on Thursday, May 9, 2019 at 9:00 a.m. local time.

        Attached are a notice of meeting and proxy statement that contain information on the proposals to be voted on at the annual meeting and other important matters. We encourage you to read the proxy statement and attachments carefully.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

  •
  FOR THE ELECTION OF THE FIVE NOMINEES AS DIRECTORS

  •
  FOR APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK AND THE GRANT OF A PREEMPTIVE RIGHT TO ISTAR INC. IN CONNECTION WITH ITS $250 MILLION INVESTMENT IN SAFE

  •
  FOR APPROVAL OF A NEW INCENTIVE COMPENSATION PROGRAM, CALLED THE "CARET PERFORMANCE INCENTIVE PLAN"

  •
  FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

        The proposal to approve the transaction between us and iStar Inc., our largest stockholder and the parent company of our external manager, is particularly significant. In January 2019, we and iStar announced that iStar made an additional $250 million investment in our company as part of an expanded effort to accelerate our growth. The investment was structured as a purchase by iStar of 12,500,000 limited partnership units in our operating partnership at a price of $20.00 per unit. We have already begun using the proceeds to grow our ground lease portfolio. In conjunction with the investment, we and iStar amended our management agreement to reflect iStar's increased financial commitment and align with our ambitious future growth targets. The terms of the investment, the amended management agreement and related transactions have previously been disclosed in our SEC filings, and are also summarized in this proxy statement. The transaction was approved by a special committee of our board of directors and unanimously approved by all of our independent directors.

        We agreed to seek stockholder approval to issue 12,500,000 shares of our common stock to iStar in exchange for its partnership units, following which we will retire and cancel the units, and to grant iStar a preemptive right to maintain its ownership interest in us by purchasing additional shares when we issue shares to others in certain transactions. These matters are set forth in more detail in this proxy statement in Proposal 2.

        Our board of directors recommends that you vote for each of the Proposals contained in this proxy statement.

        Every stockholder vote is important and we encourage you to vote as promptly as possible. All stockholders are invited to attend the annual meeting in person. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

        As a SAFE stockholder, you play an important role in our company by considering and taking action on the matters being presented, as set forth in the attached proxy statement. We appreciate the time and attention you invest in making thoughtful decisions.

Sincerely,
Jay Sugarman Chairman and Chief Executive Officer

 NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

DATE:	Thursday, May 9, 2019
TIME:	9:00 a.m. (Eastern time)
LOCATION:	Harvard Club of New York City 35 West 44th Street, 3rd Floor New York, New York 10036

ITEMS OF BUSINESS:

Proposal 1:	Election of Directors: Jay Sugarman, Dean S. Adler, Robin Josephs, Jay S. Nydick and Stefan M. Selig
Proposal 2:	Approval of the issuance of Shares of SAFE Common Stock and the grant of a preemptive right to iStar Inc. in connection with iStar's $250 million investment in SAFE
Proposal 3:	Approval of the CARET Performance Incentive Plan
Proposal 4:	Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019

        In addition, at the annual meeting we will transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

RECORD DATE:

        The board has fixed the close of business on March 15, 2019 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock at the close of business on that date will be entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2019:

        We make proxy materials available to our stockholders on the Internet. You can access proxy materials including our 2018 annual report to stockholders at http://www.edocumentview.com/SAFE.

By Order of the Board of Directors,
Geoffrey M. Dugan General Counsel, Corporate and Secretary New York, NY April , 2019

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ATTACHED PROXY CARD AS PROMPTLY AS POSSIBLE

SAFEHOLD INC.

PROXY STATEMENT
Annual Meeting of Stockholders

To Be Held May 9, 2019
GENERAL

        We are making this proxy statement available to holders of our common stock on or about April     , 2019 in connection with the solicitation by our board of directors of proxies to be voted at our 2019 annual meeting of stockholders or at any postponement or adjournment of the annual meeting. Our common stock is listed on the New York Stock Exchange, or the NYSE, and is traded under the symbol "SAFE."

        This proxy statement is accompanied by a copy of our Annual Report to Stockholders for the year ended December 31, 2018. Additional copies of the Annual Report, including our financial statements at and for the year ended December 31, 2018, may be obtained from our website at www.safeholdinc.com, or by contacting our Investor Relations department at (212) 930-9400, 1114 Avenue of the Americas, 39th Floor, New York, NY 10036. Copies will be furnished at no additional expense. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or SEC.

Who is entitled to vote at the meeting?

        Only holders of record of our common stock at the close of business on March 15, 2019 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 18,275,941 shares of our common stock outstanding and entitled to vote.

What constitutes a quorum?

        The presence, either in person or by proxy, of the holders of the outstanding common stock entitled to cast a majority of all the votes entitled to be cast at the meeting on the record date is necessary to constitute a quorum at the annual meeting.

What are the voting rights of stockholders?

        Each stockholder is entitled to one vote for each share of common stock registered in the stockholder's name on the record date.

What vote is needed to approve each proposal?

        Assuming a quorum is present in person or by proxy at the annual meeting:

  •
  For Proposal 1, the election of directors, the vote of a plurality of the votes cast by the holders of our common stock is required.

  •
  For Proposal 2, approval of the issuance of shares of our Common Stock and the grant of a preemptive right to iStar Inc. in connection with its $250 million investment in SAFE, the affirmative vote of a majority of the votes cast at the meeting by the holders of our common stock is required. We refer to this proposal as the "iStar Investment Transaction Proposal."

  •
  For Proposal 3, approval of the CARET Performance Incentive Plan, the affirmative vote of a majority of the votes cast at the meeting by the holders of our common stock is required.

  •
  For Proposal 4, the ratification of the appointment of the independent registered public accounting firm, the affirmative vote of a majority of the votes cast by the holders of our common stock is required.

        For the approval of any other matters properly presented at the meeting for stockholder approval, the affirmative vote of a majority of the votes cast by the holders of our common stock is required.

What are broker non-votes and what is the effect of broker non-votes and abstentions?

        A "broker non-vote" occurs when a broker, bank or other nominee returns a properly executed proxy, but indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received voting instructions from the beneficial owner of such shares on that matter. Under current NYSE rules, a broker, bank or other nominee does not have discretionary authority to vote shares without specific voting instructions from the beneficial owner on the election of directors (Proposal 1), approval of the iStar Investment Transaction Proposal (Proposal 2) and approval of the CARET Performance Incentive Plan (Proposal 3). A broker, bank or other nominee does, however, have discretionary authority to vote shares without specific voting instructions from the beneficial owner on the ratification of the appointment of the independent registered public accounting firm (Proposal 4).

        For purposes of votes on all matters described in this proxy statement to be presented at the annual meeting, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. An abstention will have no effect on the election of directors or the ratification of our independent accounting firm, but will have the same effect as a vote cast against approval of the iStar Investment Transaction Proposal (Proposal 2) and the CARET Performance Incentive Plan (Proposal 3). Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

How is my vote counted?

        If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the annual meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted FOR the election of directors (Proposal 1), FOR approval of the iStar Investment Transaction Proposal (Proposal 2), FOR the approval of the CARET Performance Incentive Plan (Proposal 3), and FOR the ratification of the appointment of the independent registered public accounting firm (Proposal 4).

        Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. If your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares of record.

Can I change my vote after I submit my proxy card?

        If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:

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  submitting voting instructions at a later time via Internet or telephone before the closing of these voting facilities;

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  giving written notice to our Secretary by any means bearing a date later than the date of the proxy expressly revoking the proxy;

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  signing and forwarding to us a proxy dated later; or

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  attending the annual meeting and personally voting the common stock owned of record by you, although attendance at the annual meeting will not, by itself, revoke a proxy.

Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies from our stockholders. In addition to solicitation by mail, certain of our directors and officers and regular employees of SFTY Manager LLC, or manager, a wholly-owned subsidiary of iStar Inc. that manages our affairs pursuant to a management agreement, may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. Alliance Advisors LLC has been engaged to solicit proxies on our behalf in connection with our 2019 annual meeting of stockholders and provide other advisory services for a fee of $8,500, plus expenses.

Implications of Being an Emerging Growth Company

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, or JOBS Act, and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not "emerging growth companies," including, but not limited to, not being required to hold a "Say on Pay" vote, file a compensation discussion and analysis or make certain other disclosures relating to executive compensation, or comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have irrevocably opted-out of the extended transition period afforded to emerging growth companies in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not emerging growth companies.

        We expect to remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion (subject to adjustment for inflation), (ii) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.

 ELECTION OF DIRECTORS

        At the 2019 annual meeting, five directors are to be elected to hold office for a term of one year, until the next annual meeting and until their successors have been elected and qualified. In accordance with the provisions of our charter, each member of our board is elected annually.

        All of the nominees for election as a director are presently serving as directors. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the board to replace that nominee. At this time, the board has no reason to believe that any nominee will be unavailable to serve as a director if elected.

        Three of the nominees for election as a director, Mr. Adler, Mr. Nydick and Mr. Selig, are independent within the standards prescribed by the NYSE.

        The following table sets forth summary information about each person nominated for election as a director:

Name	Age	Title	Director Since	Committee Memberships
Mr. Jay Sugarman	56	Chairman and Chief Executive Officer	2016	None
Mr. Dean S. Adler	62	Independent Director	2017	Audit Committee (Chairman) Compensation Committee Nominating and Corporate Governance Committee
Ms. Robin Josephs	59	Director	2017	None
Mr. Jay S. Nydick	54	Independent Director	2017	Compensation Committee (Chairman) Audit Committee Nominating and Corporate Governance Committee
Mr. Stefan M. Selig	56	Lead Independent Director	2017	Nominating and Corporate Governance Committee (Chairman) Audit Committee Compensation Committee

Director Qualifications

        Our Nominating and Corporate Governance Committee believes that our directors should possess the following qualifications:

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  Education, background, skills and experience that provide knowledge of business, financial, governmental or legal matters relevant to our business or to our status as a publicly owned company;

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  A high level of personal and professional ethics, integrity and values;

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  Reputation for exercising good business judgment;

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  Commitment to representing the long-term interests of our stockholders; and

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  Sufficient available time to be able to fulfill his or her responsibilities as a member of the board and of any committees to which he or she may be appointed.

        The committee endeavors to ensure our board represents a broad range of experience, qualifications, skills and attributes and, as a whole, reflects an appropriate diversity of background, experience and perspectives. We believe that the nominees for election as a director have the qualifications necessary to ensure that we are taking appropriate steps to address the complex issues confronting us in our business and the economic environment. The nominees for election as a director have held leadership positions in business (and in particular the real estate, investment and financial services business sectors) and finance over an extended period of time. Each of the nominees has demonstrated a long record of professional integrity, intellectual acumen, analytic skills, a strong work ethic and the ability to maintain a constructive environment for discussion of matters considered by our board. Additionally, all of our directors have experience as board members of a diverse range of public and private companies.

Director Nominees

        Jay Sugarman currently serves as our chairman and chief executive officer and as chairman and chief executive officer of iStar Inc., or iStar, the parent company of our manager and our largest stockholder. He has served as our chairman and CEO and as a director since October 24, 2016. He has served as a director of iStar (and its predecessors) since 1996 and chief executive officer since 1997. Prior to forming iStar and its predecessors, Mr. Sugarman managed private investment funds on behalf of the Burden family (a branch of the Vanderbilt family) and the Ziff family. Mr. Sugarman's leadership in developing our ground lease business and his executive experience as iStar's chief executive officer since 1997 have demonstrated the leadership skills, extensive executive experience and expertise in our business that are necessary to lead our company and serve on our board.

        Dean S. Adler has served as one of our directors since April 2017. He is chairman of our Audit Committee and a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Adler is a co-founder and chief executive officer of Lubert-Adler Partners, L.P., a private real estate investment firm. He has served as a principal of Lubert-Adler Partners, L.P. for over ten years. Mr. Adler has been a director of Bed Bath and Beyond Inc. since 2001. Mr. Adler also previously has served as a director of Developers Diversified Realty Corp., a shopping center real estate investment trust, and Electronics Boutique, Inc., a mall retailer. Among other things, Mr. Adler has wide experience and involvement in commercial real estate including, in particular, retail real estate. Pursuant to a stockholders agreement between an investment fund managed by Lubert-Adler Partners, L.P. and us, the investment fund has the right to designate one director as a nominee for election to our board for as long as the investment fund owns at least the lesser of (i) 4.0% of our outstanding common stock and (ii) common stock with a value of $15.0 million. The investment fund has designated Mr. Adler as its nominee.

        Robin Josephs has served as one of our directors since June 2017. She has served as a director of iStar since 1998 and currently serves as its lead director, chair of iStar's nominating and governance committee and a member of its compensation committee. Ms. Josephs also serves as a director, chair of the compensation committee and a member of the audit committee of MFA Financial, Inc. (NYSE: MFA), which is primarily engaged in investing in residential mortgage-backed securities, as a director and member of the audit committee and compensation committee of QuinStreet, Inc. (NASDAQ: QNST), a vertical marketing and online media company, and as a director and member of the audit committee of Starwood Real Estate Income Trust, Inc., a non-traded real estate investment trust. Ms. Josephs previously served until 2016 as a director and member of the audit and compensation committees of Plum Creek Timber Company, Inc. (NYSE: PCL), which conducted operations in the land, wood products, natural resource and energy businesses. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. Previously, Ms. Josephs was a senior executive with Goldman Sachs & Co. in various capacities. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation. Ms. Josephs' employment as an investment banking professional brings valuable knowledge of finance and capital markets to our board. Her background working as a managing director of Starwood Capital Group, where she evaluated and managed numerous real estate investments, adds knowledge and expertise in this area of vital importance to our company. Ms. Josephs' extensive experience as a director of public companies and a charitable organization also brings to our board valuable skills and insights into the governance of real estate, investment and operating companies.

        Jay S. Nydick has served as one of our directors since June 2017. He is chairman of our Compensation Committee and a member of our Audit Committee and our Nominating and Corporate Governance Committee. Mr. Nydick is a co-founder and principal in Prospect Ridge Advisors, LLC, a leading real estate investment manager operating in joint venture with AllianceBernstein LP. Mr. Nydick previously served as the co-head and co-chief investment officer of the real estate investment group at AllianceBernstein from October 2009 to February 2019. Mr. Nydick was iStar's president from November 2004 until September 2009. Prior to joining iStar, Mr. Nydick spent 14 years as an investment banker at Goldman, Sachs & Co. Mr. Nydick's qualifications as a director include significant experience in capital markets and commercial real estate.

        Stefan M. Selig has served as one of our directors since June 2017. He is our lead independent director, chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee and our Compensation Committee. Mr. Selig is the founder of BridgePark Advisors LLC, a strategic advisory firm. Prior to that, Mr. Selig served as Under Secretary of Commerce for International Trade at the U.S. Department of Commerce from June 2014 to June 2016, and during this period headed the International Trade Administration, a global bureau of more than 2,200 trade and investment professionals. During this period, he also served as the executive director of the Travel and Tourism Advisory Board, served on the board of directors of the Overseas Private Investment Corporation, was a commissioner for the Congressional Executive Commission on China and was the executive director of the President's Advisory Council on Doing Business in Africa. Prior to that, he held various senior level leadership positions at Bank of America Merrill Lynch beginning in 1999, including being the executive vice chairman of Global Corporate & Investment Banking from 2009 to 2014. Prior to that, he was vice chairman of Global Investment Banking and Global Head of Mergers & Acquisitions. Prior to joining Bank of America Merrill Lynch, he held various senior investment banking positions at UBS Securities and Wasserstein Parella & Co., and began his investment banking career at The First Boston Corporation. Mr. Selig currently serves on the boards of directors of Simon Property Group, Inc. (NYSE: SPG), Entercom Communications Corp. (NYSE: ETM), and Tuscan Holdings Corp. (NASDAQ: THCBU). With over 28 years of investment banking experience, his service as one of the nation's most senior commercial diplomats and his experience on other boards, Mr. Selig will provide our board with a sophisticated strategic and financial advice, with invaluable insight into global economic matters.

  INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure

        Our board of directors understands there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the appropriate leadership may vary as circumstances warrant. Our board of directors currently believes it is in our best interests to have Mr. Sugarman serve as chairman of our board of directors and chief executive officer. Our board of directors believes combining these roles promotes effective leadership and provides the clear focus needed to execute our business strategies and objectives.

        Our board of directors designates a lead independent director whose duties include chairing executive sessions of the independent directors, facilitating communications and resolving conflicts between the independent directors, other members of our board of directors and the management of our company, and consulting with and providing counsel to our chief executive officer as needed or requested. Mr. Selig is currently designated as our lead independent director.

No Staggered Board

        All of our directors are elected annually.

Board Composition and Diversity

        Our board recognizes the value of nominating for election to the board individuals who bring a variety of diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and decision-making processes. An overriding principle is that all nominations to the board should be based upon merit and suitability of the candidate. Subject to this overriding principle, the board recognizes the need to consider director candidates from different backgrounds, including, but not limited to, geography, race, ethnicity and gender.

        The Nominating and Corporate Governance Committee regularly assesses the size and composition of our board to help ensure that our board functions in an effective manner given the size, diversity and complexity of our business and the range of business segments and markets in which we operate. The committee believes it is important to have a mix of experienced directors with a deep understanding of our business and others who bring fresh perspectives. The committee engages in discussions of potential additions to our board on an ongoing basis. In seeking to maintain an engaged, independent board possessing broad experience and judgment and committed to representing the long-term interests of our stockholders, the committee takes into account the various factors described above in the section of this proxy statement captioned "ELECTION OF DIRECTORS—Director Qualifications".

Director Independence

        Our board has determined that three of our current directors are independent. In determining director independence, the board considers all relevant facts and circumstances and the NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the board affirmatively determines that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Board and Committee Annual Assessments

        Our directors engage in an annual assessment of the board and committee performance, for the purpose of ensuring the effectiveness of the board as a whole and its committees. An independent party interviews each director individually on a wide range of topics relating to board structure and composition, communications, information furnished to the board, the board's relationship with management and the effectiveness of the board and its committees, and then summarizes the individual comments and assessments in an oral report to the board in executive session. The board utilizes the results of this process to help refine and improve the operations of the board and its committees.

Board Meetings Held during 2018

        During the fiscal year ended December 31, 2018, the board held 16 meetings, including meetings held in person and by telephone conference call. All directors are expected to attend a majority of the board meetings. All directors attended at least 92% of all of the board meetings and applicable committee meetings held during 2018. The board also acts by unanimous written consent in appropriate circumstances.

Executive Sessions

        Our board of directors meets in executive session at least quarterly without management present. Our audit committee also meets in executive session at least quarterly, without management present, with representatives of our independent registered public accounting firm and with representatives of the accounting firm engaged to assist us in the preparation of our documentation, testing and evaluation of internal controls over financial reporting.

Committees Established by the Board

        Our board has standing Audit, Compensation, and Nominating and Corporate Governance Committees, each of which is composed exclusively of independent directors, as defined by the listing standards of the NYSE. The Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors.

Audit Committee

        The Audit Committee is comprised of Messrs. Adler (Chairman), Nydick and Selig, each of whom is an independent director and "financially literate" under the rules of the NYSE. The board has determined that Chairman of the Audit Committee qualifies as an "audit committee financial expert" as defined by the SEC.

        The Audit Committee assists our board of directors in overseeing:

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  our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

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  our compliance with legal and regulatory requirements and ethical behavior;

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  the independent auditor's qualifications and independence;

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  the performance of our internal audit function and independent auditor; and

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  the preparation of Audit Committee reports.

        The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

        The Audit Committee met 5 times during 2018, including meetings held in person and by telephone conference call.

Compensation Committee

        The Compensation Committee is comprised of Messrs. Nydick (Chairman), Adler and Selig, each of which is an independent director. The principal functions of the Compensation Committee are to:

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  oversee any equity-based remuneration plans and programs;

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  determine from time to time the remuneration for our non-executive directors; and

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  prepare compensation committee reports.

        The Compensation Committee met 4 times during 2018, including meetings held in person and by telephone conference call.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is comprised of Messrs. Adler (Chairman), Nydick and Selig, each of whom is an independent director.

        The Nominating and Corporate Governance Committee is responsible for:

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  providing counsel to the board of directors with respect to the organization, function and composition of the board of directors and its committees;

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  overseeing the self-evaluation of our board of directors as a whole and of the individual directors and the board's evaluation of management, and reporting thereon to the board;

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  periodically reviewing and, if appropriate, recommending to the board of directors changes to, our corporate governance policies and procedures;

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  identifying and recommending to our board of directors potential director candidates for nomination; and

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  recommending to the full board of directors the appointment of each of our executive officers.

        In recommending potential director candidates for nomination to our board of directors, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill and experience with businesses and other organizations comparable to us. The charter of our Nominating and Corporate Governance Committee also identifies diversity as one factor which the committee may consider when nominating a candidate for election to the board. Diversity includes not only factors such as gender, race and age, but also background, experience, skills, accomplishments, personal qualities and other traits desirable in achieving an appropriate mix of qualified individuals.

        The Nominating and Corporate Governance Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by stockholders and generally shall guide the process of recruiting new directors. The committee may employ professional search firms or consultants to assist us in identifying potential members of the board with the desired skills and disciplines. Nominations made by stockholders should be made in accordance with the procedures set forth below in this section under "Stockholder Nominations for the Board." Candidates proposed by stockholders will be considered using the same criteria and in the same manner as all other candidates are considered.

        The Nominating and Corporate Governance Committee met 3 times during 2018, including meetings held in person and by telephone conference call.

Committee Charters

        Our Audit, Compensation and Nominating and Corporate Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.safeholdinc.com and will be provided in print, without charge, to any stockholder who requests copies.

Service on Other Boards

        In view of the commitment of time and effort that is required of a director of a public company, our board has established a guideline that its directors should not serve on the boards of more than five public companies.

Our Board's Role in Risk Oversight

        Our board of directors plays an active role in overseeing management of our risks. The committees of our board of directors assist our full board in risk oversight by addressing specific matters within the purview of each committee. Our Audit Committee focuses on oversight of financial risks relating to us, our Compensation Committee focuses primarily on risks relating to our equity compensation plans and arrangements and our Nominating and Corporate Governance Committee focuses on reputational and corporate governance risks relating to our company, including the independence of the members of our board of directors. While each committee will be responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors plans to keep itself regularly informed regarding such risks through committee reports and otherwise. We believe the leadership structure of our board of directors supports effective risk management and oversight

Stockholder Nominations for the Board

        Stockholder nominations for election to the board should be sent to the attention of our corporate secretary at the address appearing on the notice accompanying this proxy statement, describing the candidate's qualifications and accompanied by the candidate's written statement of willingness and affirmative desire to serve in a manner representing the interest of all stockholders. Stockholders may also make nominations directly by following the procedure specified in our bylaws.

        Candidates proposed by stockholders will be considered using the same criteria and in the same manner utilized by the Nominating and Corporate Governance Committee of the board in considering all candidates for election to the board, set forth above in this section under "Nominating and Corporate Governance Committee."

Communications with the Board

        We provide the opportunity for interested parties, including stockholders, to communicate with members of the board. Interested parties may communicate with our lead independent director, the other independent board members or the chair of any of the committees of the board by e-mail or regular mail. All communications by e-mail should be sent to CorporateSecretary@istar.com Communications sent by regular mail should be sent to the attention of the lead independent director, the independent directors, the Audit Committee chair, the Compensation Committee chair or the Nominating and Corporate Governance Committee chair, as the case may be, in each instance in care of our corporate secretary at our headquarters at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

        Our corporate secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. This officer will forward all appropriate communications received, or a summary of such communications, to the appropriate board member(s). However, we reserve the right to disregard any communication that our secretary determines is unduly hostile, threatening, or illegal, does not reasonably relate to us or our business, or is similarly inappropriate. This officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

DIRECTOR COMPENSATION

        Each of our directors, other than Mr. Sugarman, our chairman and chief executive officer, was awarded 10,000 shares of our common stock in June 2018 as compensation for services as a director during 2018. In addition, each of our directors other than Mr. Sugarman was granted 3,500 CARET Units under the CARET Performance Incentive Plan, subject to approval of the Plan by our stockholders (see Proposal 2). No other compensation was paid to our directors during 2018. We may consider modifying the compensation program for our directors who are not officers or employees of our manager or iStar to consist of annual cash retainer fees and long-term equity awards, which may include additional cash or equity compensation to such directors who also serve on a committee. We reimburse each of our directors who are not officers or employees of our manager or iStar for his or her travel expenses incurred in connection with his or her attendance at full board of director and committee meetings. Directors who are officers or employees of our manager or iStar do not receive compensation for serving on our board of directors.

        The table below summarizes the compensation information for our directors for the fiscal year ended December 31, 2018. Jay Sugarman, our chairman and chief executive officer, is not included in this table as he is receives no compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Dean S. Adler	$—	$191,300	$—	$191,300
Robin Josephs	$—	$191,300	$—	$191,300
Jay S. Nydick	$—	$191,300	$—	$191,300
Stefan M. Selig	$—	$191,300	$—	$191,300

(1)
Amounts included in the "Stock Awards" column reflect the grant date fair value of shares common stock and CARET Units awarded to directors on the respective grant dates, computed in accordance with FASB ASC Topic 718 (without regard to forfeitures).

CORPORATE GOVERNANCE PROFILE

General

        We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

  •
  our board of directors is not staggered, with each of our directors subject to re-election annually;

  •
  of the 5 persons who serve on our board of directors, three, or 60%, of our directors are independent for purposes of the NYSE's corporate governance listing standards and Rule 10A-3 under the Exchange Act;

  •
  at least one member of the Audit Committee, the chairman, is an "audit committee financial expert" within the meaning of the rules of the SEC and each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE;

  •
  we have opted out of the business combination and control share acquisition statutes in the MGCL;

  •
  we do not have a stockholder rights plan and our board of directors has adopted a policy that our board may not adopt any stockholder rights plan unless the adoption of the plan has been approved by stockholders representing a majority of the votes cast on the matter, except that our board of directors may adopt a stockholder rights plan without the prior approval of our stockholders if our board, in the exercise of its duties, determines that seeking prior stockholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a stockholder rights plan is adopted by our board without the prior approval of our stockholders, the stockholder rights plan will expire on the date of the first annual meeting of stockholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our common stockholders; and

  •
  we have opted out of the unsolicited takeover (Title 3, Subtitle 8) provisions of the MGCL, commonly known as the Maryland Unsolicited Takeover Act, which we may not opt in to without the approval of a majority of the votes cast by our stockholders entitled to vote thereon.

        A copy of our corporate governance guidelines may be found on our website at www.safeholdinc.com and will be provided in print, without charge, to any stockholder who requests a copy.

Code of Business Conduct and Ethics

        Our board of directors has established a code of business conduct and ethics that applies to our directors and executive officers. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and accountability for adherence to the code.

        Any waiver of the code of business conduct and ethics for our directors or executive officers may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations. A copy of our Code of Business Conduct and Ethics may be found on our website at www.safeholdinc.com and will be provided in print, without charge, to any stockholder who requests a copy.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior staff of our manager. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and assist and advise the chief executive officer and chief financial officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis key representatives from our core business and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings, and review our draft periodic SEC reports prior to filing. The Disclosure Committee reports to our chief executive officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize the Committee's purpose and procedures. A copy of the charter will be provided in print, without charge, to any stockholder who requests a copy.

Stockholder Outreach and Communication; Stockholder Responsiveness

        On a regular basis throughout the year, our management engages in communications with our significant investors to ensure that management and the board understand and consider the issues that are important to our stockholders. We regularly discuss with our investors matters relating to our business, strategic plans and financial results.

        We plan to continue these types of discussions with our stockholders on a wide range of matters, as they provide valuable feedback and enable us to address stockholder concerns and interests in designing and implementing our programs and practices.

No Poison Pill

        We do not have a stockholder rights plan, commonly known as a "poison pill," in effect.

 EXECUTIVE OFFICERS

General

        We are externally managed by SFTY Manager LLC, a wholly owned subsidiary of iStar, which is our largest stockholder. All of our executive officers are employees of our manager or its affiliates. The executive offices of our manager are located at 1114 Avenue of the Americas, New York, New York 10036, and the telephone number of our manager's executive offices is (212) 930-9400.

Executive Officers and Key Personnel of Our Manager

        The following table sets forth certain information with respect to each of our named executive officers who served during 2018:

Executive officer	Age	Position	Position held with iStar
Jay Sugarman	56	Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
Nina B. Matis(1)	71	Vice Chairman; Chief Legal Officer (until March 11, 2019)	Vice Chairman; Chief Legal Officer (until March 11, 2019)
Marcos Alvarado(2)	38	President and Chief Investment Officer	President and Chief Investment Officer
Andrew C. Richardson(3)	52	Chief Financial Officer (since March 31, 2018)	President, Land & Development; Chief Financial Officer
Geoffrey G. Jervis(3)	47	Chief Operating Officer and Chief Financial Officer (until March 31, 2018)	Chief Operating Officer and Chief Financial Officer (until March 31, 2018)

(1)
On March 11, 2019, iStar announced the retirement of Ms. Matis as our and iStar's vice chairman and chief legal officer and the appointment of Mr. Douglas Heitner as chief legal officer. Mr. Heitner joined us and iStar effective March 11, 2019. Ms. Matis will remain vice chairman until July 1, 2019 to oversee a smooth transition.

(2)
Mr. Alvarado joined us and iStar in January 2018 and was named our and iStar's president and chief investment officer on July 2, 2018.

(3)
Mr. Richardson joined us and iStar as interim chief financial officer on March 31, 2018 when Mr. Jervis stepped down from his positions with us and iStar. See our Current Report on Form 8-K filed with the SEC on March 27, 2018. Mr. Richardson was named our and iStar's chief financial officer on July 2, 2018.

Biographical Information

        Information for Jay Sugarman, our chairman and chief executive officer, is contained above under the heading "ELECTION OF DIRECTORS." Information is set forth below with regard to individuals who served as our other executive officers during 2018. All of our officers serve at the pleasure of the board of directors and are customarily appointed as officers at the annual organizational meeting of the board held following each annual meeting of stockholders.

        Nina Matis, age 71, served as our vice chairman and chief legal officer, and as vice chairman and chief legal officer of iStar, throughout 2018. On March 11, 2019 iStar announced her retirement as chief legal officer. She will remain on our and iStar's executive team as vice chairman until July 1, 2019 to oversee a smooth transition. Ms. Matis assumed her position as vice chairman in January 2018, at which point she stepped down from her role as our chief investment officer, while continuing to serve as our chief legal officer. She previously served as our general counsel (since 1996), executive vice president (since 1999), and chief investment officer (since 2007). Her core responsibilities with us and iStar include overseeing key corporate legal decisions and litigation strategy, helping shepherd strategic initiatives across multiple functions, and helping develop succession talent. Ms. Matis previously was a partner in the law firm of Katten Muchin Rosenman LLP. She has previously served as a director of New Plan Excel Realty Trust, Inc. She is president of the board of directors of Signature Theater Company; a director of Thomas Cole House, a national historic landmark that includes the home and studio of painter Thomas Cole; and a director of National Partnership for Women & Families.

        Marcos Alvarado, age 38, serves as our president and chief investment officer. He also serves as president and chief investment officer of iStar, having joined the firm in early 2018. Mr. Alvarado is a member of iStar's senior executive team, responsible for overseeing originations and driving growth across iStar's diversified $5 billion investment portfolio. Throughout his career, Mr. Alvarado has closed more than $25 billion of investments across all parts of the capital structure. He was previously head of acquisitions & business operations for Cadre, a technology-enabled real estate investment platform, and a managing director at Starwood Capital. Prior to Starwood Capital, Mr. Alvarado served as vice president in Lehman Brothers' Global Real Estate Group. He started his career in Morgan Stanley's commercial mortgage-backed securities group.

        Andrew C. Richardson, age 52, has served as our chief financial officer and iStar's president, land & development, and chief financial officer since March 31, 2018. He has significant public company experience in the real estate finance and land development sectors. He most recently served as chief financial officer of The Howard Hughes Corporation, one of the largest land development companies in the United States, and previously served as chief financial officer of Northstar Realty Finance Corp., an NYSE-listed real estate finance company. Prior to Northstar, Mr. Richardson served as an executive vice president and head of capital markets at iStar.

        Geoffrey G Jervis, age 47, served as our chief operating officer and chief financial officer, and as chief operating officer and chief financial officer of iStar, until he stepped down from these positions on March 31, 2018. Prior to joining iStar, Mr. Jervis served as the chief financial officer of STAG Industrial (NYSE: STAG), chief financial officer of The Blackstone Group's real estate debt business and chief financial officer of Blackstone Mortgage Trust (NYSE: BXMT), and chief financial officer of Capital Trust (NYSE: CT).

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the financial reporting process of Safehold Inc., or Company, on behalf of the Board of Directors of the Company in accordance with our Audit Committee charter. The board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the SEC, or SEC, and the New York Stock Exchange, or NYSE. The board has also determined that at least one member of the Audit Committee, the chairman, is an "audit committee financial expert" within the meaning of the rules of the SEC and that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. We operate under a written charter approved by the board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company's website at www.safeholdinc.com and will be provided in print, without charge, to any stockholder who requests a copy.

        The Company's management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures.

        We are directly responsible for the appointment, compensation, retention, oversight and termination of the Company's external auditors. We have appointed Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2019.

        The independent registered public accounting firm is responsible for auditing the effectiveness of the Company's internal controls over financial reporting and for expressing its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. We also approve the engagement of an accounting firm to assist the Company in the preparation of its documentation, testing and evaluation of internal controls over financial reporting and reviewed their performance. We do not prepare financial statements or conduct audits.

        In its capacity as the Company's independent registered public accounting firm for the 2018 fiscal year, Deloitte issued a report on the consolidated financial statements as of and for the year ended December 31, 2018. In connection with the December 31, 2018 audited consolidated financial statements, we have:

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;

  •
  discussed with the independent registered public accounting firm the items that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

  •
  reviewed and considered the written disclosures in the letter received from Deloitte, as required by the PCAOB, regarding the independent accountant's communications with the Audit

    Committee regarding independence, including a discussion about its independence from the Company and management.

        Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter in effect in 2018, we recommended to the board that the audited consolidated financial statements for 2018 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (the "2018 10-K Report"), for filing with the SEC. The board approved our recommendation.

Submitted by the Audit Committee:

        Dean S. Adler (Chairman)

  Jay S. Nydick
  Stefan M. Selig

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

 EXECUTIVE COMPENSATION

  Overview

        Our management agreement provides that our manager, SFTY Manager LLC, a wholly-owned subsidiary of iStar, is responsible for managing our affairs. We do not have any employees. Accordingly, our chief executive officer and each of our other executive officers, each of whom is an executive of iStar, do not receive cash compensation from us for serving as our executive officers. Instead, we pay our manager the management fee in accordance with the management agreement. No management fee was payable to our manager during the first year of the management agreement through June 30, 2018. Thereafter, we paid our manager a quarterly management fee equal to the sum of 1.0% of our total equity. The quarterly management fee is payable either in cash or in shares of our common stock, at the election of our independent directors. The management agreement does not provide for an incentive fee. Pursuant to the management agreement, we issued 45,941 shares of our common stock to iStar on October 30, 2018 for management services through September 30, 2018 and we issued 46,020 shares of our common stock to iStar on February 20, 2019 for management services through December 31, 2018.

        Our management agreement with the manager was amended and restated on January 2, 2019 in connection with the iStar Investment Transaction. See Proposal 2 at page 26 of this proxy statement, for a description of the terms of the amended and restated management agreement.

        We pay or reimburse our manager for all of our operating expenses, except those specifically required to be paid by our manager under the management agreement. We do not reimburse our manager or its affiliates for the salaries and other compensation of our named executive officers. We also do not reimburse our manager or its affiliates for the salary and other compensation of its other personnel except that, after the first year of the management agreement (June 30, 2018), we will reimburse our manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of our manager and its affiliates who spend all or a portion of their time managing our affairs, based upon the percentage of time devoted by such personnel to our affairs.

  Executive Compensation Paid by our Manager and its Affiliates

        As employees of iStar and our manager, our chief executive officer and each of our other executive officers are compensated under compensation arrangements made with iStar. The following information relating to these compensation arrangements have been provided to us by our manager. You will find additional information about iStar's compensation program in its definitive proxy statement relating to its 2019 annual meeting of stockholders which may be found on the SEC's website at www.sec.gov and on iStar's website at www.istar.com.

        iStar was the original sponsor of our company and is our largest stockholder, owning approximately [42.4]% of our outstanding common stock as of the date of this proxy statement, which we believe creates alignment between iStar's interests and our interests. In addition, our management agreement provides that the base management fee payable to our manager may, at the election of our independent directors, be paid in shares of our common stock. Our manager will be restricted from selling shares of our common stock paid to it as management fees for two years from the date such shares are issued, subject to certain exceptions.

        iStar's compensation program reflects a pay-for-performance philosophy and is designed to create a strong connection between executive pay and business performance, including stockholder value creation. In setting compensation for its professionals, including our chief executive officer and each of our other executive officers, iStar takes into consideration various factors, including the performance and accomplishments of its management team towards achieving its current and long-term strategic, business and financial goals. To promote its objectives, a majority of its executives' compensation, including those who serve as our executive officers, is directly tied to accomplishments that improve the performance of iStar and increase its value. Compensation decisions for executives are made annually, after reviewing iStar's performance as a business and evaluating individuals' performance and contributions during the year, leadership qualities, business responsibilities, career with iStar, current compensation arrangements, long-term potential to enhance stockholder value and other relevant performance and market data.

        In determining the compensation that was paid by iStar to our chief executive officer and each of our other executive officers in 2018, iStar took into account factors relevant to our performance during 2018, including our earnings, the growth of our investment portfolio and pipeline, and the expansion of our relationship with iStar, including significant additional capital investment and development of the "one-stop capital program" combining iStar's creative financing capabilities with our innovative ground lease offering. While these achievements were considered by iStar in making its compensation decisions, iStar did not attempt to rank or assign relative weight to any of them versus achievements that were not related to our business, but rather applied its judgment in considering all factors in their entirety.

        In setting compensation for its professionals, including our chief executive officer and each of our other executive officers, iStar did not take into account the amount of the management fee we pay to our manager, as no management fee is payable to our manager during the first year of the management agreement. Of the total compensation paid to our named executive officers by iStar in 2018, approximately 14.3% was fixed (i.e., annual base salary), and approximately 85.7% was variable or incentive pay (i.e., bonus).

  Equity Compensation

        The Compensation Committee may, from time to time, grant equity-based awards designed to align the interests of our manager and personnel of our manager and its affiliates who support our manager in providing services to us under our management agreement with those of our stockholders, by allowing our manager and personnel of our manager and its affiliates to share in the creation of value for our stockholders through stock appreciation and dividends. These equity-based awards are generally subject to time-based and possibly other vesting requirements designed to promote retention and to achieve strong performance for our company. These awards further provide flexibility to us in our ability to enable our manager and its affiliates who support our manager to attract, motivate and retain talented individuals. We adopted the 2017 Equity Incentive Plan, which provides for the issuance of equity-based awards, including restricted shares of common stock, restricted stock units, stock options, phantom shares, dividend equivalents and other awards based on our common stock. Restricted shares of common stock issued to our independent directors in respect of their annual director fees are also issued under this plan.

        Our board of directors has delegated its administrative responsibilities under the 2017 Equity Incentive Plan to the Compensation Committee. In its capacity as plan administrator, the Compensation Committee has the authority to make awards to members of our manager's management team and employees who perform services for us, our independent directors, advisers, consultants and other personnel, and to determine what form the awards will take and the terms and conditions of the awards. The Compensation Committee did not grant any awards in 2018 to our manager or any of its employees pursuant to the 2017 Equity Incentive Plan. Awards granted under the 2017 Equity Incentive Plan in 2019 will be reported in our 2020 proxy statement.

        As discussed under Proposal 3: CARET Performance Incentive Plan, at page 53 of this proxy statement, the Compensation Committee adopted the CARET Performance Incentive Plan in 2018,

subject to approval by our stockholders. Subject to such stockholder approval, and in lieu of awards under the 2017 Equity Incentive Plan, the Compensation Committee approved grants of CARET Units under such Plan during 2018, based upon its consideration of goals, business objectives and measures of our performance during 2018, in consultation with our manager and executive officers.

Compensation Committee Interlocks and Insider Participation

        As of the date of this proxy statement, the members of the Compensation Committee are Jay S. Nydick (Chairman), Dean S. Adler and Stefan M. Selig. No member of the Compensation Committee is or was formerly an officer or an employee of the company. None of our executive officers other than Mr. Sugarman, who is a director of iStar, serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board, nor has such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Directors, officers and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were met.

 INDEMNIFICATION

        We have entered into indemnification agreements with each of our directors, executive officers, board observer and certain other parties providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against (i) our directors, executive officers and board observer and (ii) our executive officers and certain other parties who are former members, managers, stockholders, directors, limited partners, general partners, officers, board observers or controlling persons of our predecessor in their capacities as such, as described below

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains such a provision and eliminates the liability of our directors and executive officers to the maximum extent permitted by Maryland law. We have obtained a policy of insurance under which our directors and executive officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and executive officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or executive officers, including certain liabilities under the Securities Act. Additionally, the indemnification agreements we have entered into with each of our directors and executive officers require, among other things, that we maintain a comparable "tail" directors' and officers' liability insurance policy for six years after each director or executive officer ceases to serve in such capacity in connection with a change in control transaction.

ACCOUNTING FEES AND SERVICES

        Fees paid to Deloitte & Touche LLP, or Deloitte, our independent registered public accounting firm for the fiscal year ended December 31, 2018, and to PricewaterhouseCoopers LLP, or PwC, for the fiscal year ended December 31, 2018 and in connection with serving as our independent registered public accounting firm for the fiscal year ended December 31, 2017, were as follows:

Type of fee	2018 (Deloitte)	2018 (PwC)	2017 (PwC)
Audit fees	$365,000	$247,000	$794,000
Audit-related fees	485,000		10,000
Tax fees	120,491		5,000
All other fees	—		490
Total fees	$970,491	$247,000	$809,490

        Audit Fees:    These fees were incurred for professional services rendered in connection with integrated audits of our consolidated financial statements and our internal control over financial reporting, and limited reviews of our unaudited consolidated interim financial statements. PwC's fees for 2018 relate to work associated with the issuance of the 2017 consolidated financial statements in connection with the issuance of registration statements during 2018.

        Audit-Related Fees:    The fees incurred during the fiscal year ended December 31, 2018 for professional services rendered by Deloitte for audit-related services primarily included a re-audit of our financial statements included in the 2017 Annual Report that were audited by our predecessor auditor so that in connection with future securities offerings, we would not have to obtain consents and comfort letters from more than one accounting firm.

        Tax Fees:    These fees were incurred for professional services rendered in connection with tax compliance, tax advice and tax planning. These services included income tax compliance and related tax services.

        During the fiscal years ended December 31, 2017, the aggregate fees incurred for professional services rendered by PwC for organization and offering costs in connection with our initial public offering and private placement of our common shares were approximately $987,670 respectively. These services were paid by our manager. Our manager received no reimbursement for its payment of the organization and offering costs.

        Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to stockholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions with respect to the independent registered public accounting firm to the full board.

        The Audit Committee has the sole authority to approve fees and terms of all audit services, as well as significant non-audit services, performed by the independent registered public accounting firm. During fiscal 2018, the Audit Committee approved all fees and terms of all audit services performed by Deloitte, as well as all significant non-audit services performed by Deloitte.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to us as of March 15, 2019 (except as otherwise indicated) with respect to any common stock owned by our directors, nominees for director and executive officers, and any individual or group of stockholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock. We have no options or similar securities outstanding that are currently exercisable or exercisable within 60 days of the date of this proxy statement.

Name and Address of Beneficial Owners(1)	Common Stock Beneficially Owned(1)		% of Basic Common Stock Outstanding(2)
Dean S. Adler(3)	20,000	(4)	*
Jay S. Nydick(3)	35,000	(5)	*
Robin Josephs(3)	31,250	(6)	*
Stefan M. Selig(3)	30,000	(7)	*
Jay Sugarman(3)	100,882	(8)	*
Marcos Alvarado(3)	21,551	(9)	*
Andrew Richardson(3)	—		*
Nina Matis(3)	40,800	(10)	*
iStar Inc.	7,693,337	(11)	41.99%
SFTY Venture LLC	2,125,000	(12)	11.60%
UBS Group AG	1,786,007	(13)	9.75%
Lubert-Adler Group VII-B Holdings, LLC	750,000	(4)	4.09%
All executive officers, directors and nominees for director as a group (8 persons)	279,483		1.53%

*
Less than 1%.

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)
As of March 15, 2019, 18,275,941 shares of common stock were outstanding and entitled to vote.

(3)
Safehold Inc., c/o iStar Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

(4)
Includes 10,000 shares of common stock owned directly by Mr. Adler. Mr Adler is a member of Lubert-Adler Group VII-B Holdings, LLC. As a result, Mr. Adler may be deemed to indirectly share beneficial ownership of the reported shares.

(5)
Includes 35,000 shares of common stock owned directly by Mr. Nydick.

(6)
Includes 6,250 shares of common stock owned directly by Ms. Josephs and 25,000 owned indirectly through a family trust.

(7)
Includes 30,000 shares of common stock owned directly by Mr. Selig.

(8)
Includes 27,864 shares of common stock owned directly by Mr. Sugarman and 73,018 shares of common stock owned indirectly through trusts.

(9)
Includes 21,551 shares of common stock owned directly by Mr. Alvarado.

(10)
Includes 40,800 shares of common stock owned directly by Ms. Matis.

(11)
This beneficial ownership information is based solely on a Schedule 13G, dated February 15, 2019, filed with the SEC by iStar Inc. This stockholder's address is 1114 Avenue of the Americas, New York, NY 10036.

(12)
This beneficial ownership information is based solely on a Schedule 13G, dated December 29, 2017, filed with the SEC by SFTY Venture LLC. This stockholder's address is 280 Park Avenue, 9th Floor, New York, NY 10017.

(13)
This beneficial ownership information is based solely on a Schedule 13G dated December 31, 2018, filed with the SEC by UBS Group AG. This stockholder's address is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

        It is the policy of our board of directors that all transactions between us and a related party, including any transaction with iStar, must be approved by the members of our board, or a duly authorized committee of our board, who have no financial or other interest in the transaction. A related party includes any director or executive officer, any nominee for director, any stockholder owning 5% of more of our outstanding shares, and any immediate family member of such person.

        Specifically, our current policy regarding any transactions in which we and iStar are participants requires approval by at least a majority of our independent directors, as follows

  •
  Transactions less than or equal to $60 million (based on book value for existing assets) are subject to approval by a majority of our independent directors who are also disinterested in the transaction

  •
  Transactions greater than $60 million (based on book value for existing assets) are subject to approval by all of our independent directors who are also disinterested in the transaction

        In determining whether to approve or ratify a related party transaction, the board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director will provide all material information concerning the related party transaction to our board.

        If a related party transaction will be ongoing, our board may establish guidelines for our management to follow in its ongoing dealings with the related party. The board may delegate to our Nominating and Corporate Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to see that they are in compliance with the board's guidelines.

        All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

        In connection with our initial public offering (the "IPO"), we entered into certain transactions with iStar and our two other pre-IPO stockholders, SFTY Venture LLC ("GICRE"), an affiliate of GIC (Realty) Private Limited, and SFTY VII-B, LLC ("LA"), an affiliate of Lubert-Adler, L.P., which are described below. We refer to GICRE and LA as the "continuing investors." GICRE is the beneficial owner of approximately 11.60% of our outstanding common stock. Dean Adler, one of our directors, is a founder of LA.

Management Agreement

        Our management agreement with our manager, as recently amended and restated, is described under Proposal 2: Description of iStar Investment Transaction Documents—Amended and Restated Management Agreement, at page 49 of this proxy statement.

Exclusivity Agreement

        Concurrently with the completion of our initial public offering, or IPO, in June 2017, we entered into an agreement with iStar pursuant to which iStar agreed that it will not acquire, originate, invest in, or provide financing for a third party's acquisition of, a ground lease unless it has first offered that opportunity to us and a majority of our independent directors has declined the opportunity. The exclusivity agreement will not apply to opportunities that include only an incidental interest in ground leases or opportunities to manufacture or otherwise create a ground lease from a property that has been owned by iStar's existing net lease venture with GICRE for at least three years after the closing of this offering. The existing net lease venture invests in single tenant properties leased to corporate entities under triple net leases. The exclusivity agreement will automatically terminate upon any termination of the management agreement and will not otherwise be terminable.

Stockholder's Agreements with Continuing Investors

        In connection with the continuing investors' investment in us, we entered into a stockholder's agreement with each of them that became effective at the closing of the IPO and which provide the continuing investors the right to:

  •
  GICRE: purchase additional shares of our common stock up to an amount equal to 10% of future issuances of common stock by us in single issuances of at least $1 million, and on a quarterly basis in respect of other issuances. The purchase price paid by GICRE will be the same price as the price per share implied by the transaction that resulted in the relevant issuance, and for issuances pursuant to our equity incentive plans, will be based on prevailing market prices for our common stock, except that, if iStar purchases shares in a particular issuance net of discounts and commissions, then GICRE will also be entitled to purchase shares net of discounts and commissions. GICRE will have the right to designate a non-voting board observer who will be entitled to participate in meetings of our board of directors, present matters for consideration, speak on matters presented by others, receive notices of board meetings, receive board minutes and meet with management, subject to certain confidentiality and other restrictions. In addition, GICRE will have the right to participate as a co-investor in real estate investments for which we are seeking co-investment partners. The foregoing rights are conditioned on GICRE owning at least the lesser of (i) 5.0% of our outstanding common stock and (ii) common stock with a value of $50 million. Notwithstanding the foregoing, GICRE's co-investment right are conditioned on the same ownership requirement only after the third anniversary of the closing of this offering. We have also agreed to indemnify GICRE for certain taxes related to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, that it may be required to pay in respect of capital gains distributions by us attributable to sales of real properties made before the earlier of (1) the second anniversary of the closing date of this offering and (2) one year after GICRE owns less than 10% of our outstanding common stock.

  •
  LA: purchase additional shares of our common stock up to an amount equal to 4.0% of future issuances of common stock by us in single issuances of at least $1 million, and on a quarterly basis in respect of other issuances. The purchase price paid by LA will be the same price as the price per share implied by the transaction that resulted in the relevant issuance, and for issuances pursuant to our equity incentive plans, will be based on prevailing market prices for our common stock, except that, if iStar purchases shares in a particular issuance net of fees and commissions, then LA will also be entitled to purchase shares net of discounts and commissions. LA will also have the right to designate one director as a nominee for election to our board. The foregoing rights are conditioned on LA owning the lesser of (i) 4.0% of our outstanding common stock and (ii) common stock with a value of $15.0 million.

Registration Rights

        Upon completion of the IPO, we entered into a registration rights agreement with iStar. In connection with the iStar Investment Transaction, we entered into an Amended and Restated Registration Rights Agreement, dated January 2, 2019, with iStar. See Proposal 3: Description of iStar Investment Transaction Documents—Amended and Restated Registration Rights Agreement, at page 50 of this proxy statement, for a description of the Amended and Restated Registration Rights Agreement.

Transactions with Related Party

        In May 2018, we acquired land and simultaneously structured and entered into a ground lease as part of the ground lease tenant's acquisition of 100 and 200 Glenridge Point, two multi-tenant office buildings in Atlanta, GA. The ground lease has a term of 99 years. In addition, iStar provided a $19.9 million loan to the ground lease tenant with an initial term of one year for the acquisition of the property. This transaction was approved by our independent directors in accordance with our policy with respect to transactions in which iStar is also a participant.

        In June 2018, we acquired land and simultaneously structured two ground leases as part of the ground lease tenant's acquisition from iStar of two industrial facilities located in Miami, FL for $22.8 million. Both ground leases have a term of 99 years. This transaction was approved by our independent directors in accordance with our policy with respect to transactions in which iStar is also a participant.

Ownership

        Our charter generally prohibits, with certain exceptions, any stockholder from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or all classes and series of our capital stock. We have granted a waiver to iStar to own up to 43.9%, to GICRE to own up to 15.0% and to UBS Financial Services (solely on behalf of client accounts) to own up to 15.0%, of the outstanding shares of our common stock in the aggregate.

iStar Investment Transaction

        In January 2019, we and iStar entered into the iStar Investment Transaction. See Proposal 2 for a discussion of the background of that transaction and the agreements entered into between iStar and us and certain of our respective affiliates.

 PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

        The Board has nominated directors Sugarman, Adler, Josephs, Nydick and Selig to be elected to hold office for a term of one year, until the next annual meeting and until their successors have been elected and qualified.

Recommendation Regarding the Election of Directors

        The board recommends that you vote FOR electing the five named nominees as our directors.

PROPOSAL 2—ISSUANCE OF SHARES OF COMMON STOCK AND THE GRANT OF PREEMPTIVE RIGHTS TO iSTAR IN THE iSTAR INVESTMENT TRANSACTION

Overview

        On January 2, 2019, the Company entered into an Investor Unit Purchase Agreement (the "Investor Unit Purchase Agreement") with iStar Inc. ("iStar") and Safety Income and Growth Operating Partnership LP (now known as Safehold Operating Partnership LP, the "Operating Partnership" or "SAFE OP", and together with the Company and its other subsidiaries, "SAFE"), pursuant to which iStar purchased from the Operating Partnership 12,500,000 newly designated limited partnership units (the "Investor Units") at a purchase price of $20.00 per unit, for a total purchase price of $250.0 million. The Company intends to use substantially all of the net proceeds from the sale of the Investor Units to purchase ground leases or interests therein. We refer to the $250 million investment and related transactions described below as the "iStar Investment Transaction."

        iStar is the Company's largest stockholder and the parent company of the Company's external manager. The iStar Investment Transaction was approved by a special committee (the "special committee") of the Company's board of directors, which evaluated the iStar Investment Transaction in consultation with its own outside legal and financial advisors, as described in more detail in the sections entitled "Background of the iStar Investment Transaction" and "Reasons for the Recommendation of the Special Committee with respect to the iStar Investment Transaction" below.

        The Investor Units are a newly-designated series of limited partnership interests in the Operating Partnership. Each Investor Unit receives distributions equivalent to distributions declared and paid on one share of common stock, $0.01 par value per share, of the Company (the "Common Stock"). The Investor Units have no voting rights. The Investor Units have limited protective consent rights over certain matters such as amendments to the terms of the Investor Units that would adversely affect the Investor Units.

        The Investor Units may not be converted or exchanged for cash or other property; provided, however, that the Company agreed to seek stockholder approval to exchange the Investor Units for shares of Common Stock (the "Exchange Shares"), on a one-for-one basis, which approval we are seeking pursuant to this proxy statement.

        The Investor Units represent an approximately 40.6% fully diluted economic interest in SAFE. iStar's aggregate fully diluted economic interest in SAFE (including shares of Common Stock and Investor Units owned by iStar as the date of this proxy statement) is approximately 65.5%; however, iStar's voting power in SAFE is limited to 41.9% both before and after giving effect to the exchange of Investor Units for shares of Common Stock, as a result of limitations on iStar's voting power contained in the Stockholder's Agreement described below. The Investor Units were issued in a transaction exempt from registration under the Securities Act of 1933, as amended.

        In connection with the transaction, we agreed that with respect to each issuance by us of Common Stock with a value of at least $1.0 million, iStar will have the right, but not the obligation, to purchase from the Company additional shares of Common Stock, at the same price per share as is paid by other purchasers in the issuance, to maintain its percentage ownership of Common Stock, after giving effect to the issuance. iStar will have this contractual right so long as it owns at least 20% of our outstanding Common Stock. We refer to this contractual right as the "iStar Preemptive Right." See the description of the Stockholder's Agreement below for more information.

        A summary of the definitive transaction agreements is set forth below in the section entitled "Description of iStar Investment Transaction Documents". We also encourage you to read the definitive agreements, which have been filed as exhibits to our Current Report on Form 8-K, filed with the SEC on January 3, 2019, and are incorporated herein by reference.

        We are seeking stockholder approval for (1) the issuance of 12,500,000 shares of Common Stock to iStar in exchange for the surrender of the Investor Units; and (2) the grant of the iStar Preemptive Right to iStar and the issuance of Common Stock to iStar in the future pursuant to any exercise of the iStar Preemptive Right. This Proposal is being submitted to our stockholders pursuant to Section 312.03 of the NYSE Listed Company Manual. Section 312.03(c) of the Listed Company Manual requires stockholder approval prior to the issuance of common stock, or of securities convertible into common stock, in certain transactions or series of related transactions, to a "Related Party." Because iStar is a Related Party within the meaning of Section 312.03 and the issuances of Common Stock to iStar would implicate Section 312.03(c), and, since the NYSE does not define "change of control," possibly 312.03(d), we are seeking stockholder approval prior to issuing Common Stock to iStar. Further, we are obligated to seek stockholder approval pursuant to the Investor Unit Purchase Agreement.

Background of the iStar Investment Transaction

        During the summer of 2016, iStar began to explore the possibility of forming a new company to acquire, own, manage, finance and capitalize ground leases, a real estate asset class with which iStar has significant experience. On October 24, 2016, SAFE was formed as a Maryland corporation.

        SAFE was launched with the intention of becoming the first publicly traded real estate investment trust to focus primarily on ground leases. The company's founders saw a significant market opportunity in becoming the only player to focus on this sector of the commercial property market, an area which the founders believed to be historically fragmented. Since launching, SAFE's business objective has been to build a diversified ground lease portfolio in order to generate attractive returns and support stable and growing distributions to its stockholders. In order to do so, SAFE has employed a strategy of acquiring existing ground leases and originating new ground leases.

        On or before April 14, 2017, (i) SAFE completed a series of transactions through which it acquired its initial portfolio of ground lease assets from iStar, (ii) SAFE entered into a $227 million "initial portfolio financing," a loan secured by SAFE's initial portfolio of 12 properties, and (iii) two institutional investors, GICRE and LA, acquired 2,875,000 shares of SAFE Common Stock, representing a 51% ownership interest in SAFE at that time.

        On June 27, 2017, SAFE completed its initial public offering at a price of $20 per share (before underwriting discounts and commissions of $1.40 per share). Concurrently with the completion of the offering, iStar purchased 2,250,000 shares of SAFE Common Stock in a private placement at the initial public offering price per share for an aggregate purchase price of $45 million. Immediately after giving effect to the initial public offering, the formation transactions and the concurrent iStar private placement, iStar owned approximately 27.6% of SAFE's outstanding Common Stock and GICRE and LA collectively owned approximately 15.8% of SAFE's outstanding Common Stock. From the time of the initial public offering until December 2018, through purchases of SAFE Common Stock in the public market and receipt of shares of SAFE Common Stock as payment of management fees pursuant to the management agreement described below, iStar's ownership interest in SAFE increased from approximately 27.6% of the outstanding SAFE Common Stock to approximately 41.9% of the outstanding SAFE Common Stock.

        In connection with its IPO, among other things, SAFE entered into a management agreement with SAFE OP, iStar and SFTY Manager LLC, a wholly owned subsidiary of iStar (the "manager"). SAFE has no employees and relies on the manager to provide all personnel required to oversee SAFE's business and operations. Pursuant to the management agreement, the manager would provide investment advisory and management services in return for management fees, which would be calculated as a percentage of SAFE's total equity. No fees were payable during the first year of the management agreement. Thereafter, SAFE was obligated to pay the manager a fee equal to 1.0% of total equity up to $2.5 billion and 0.75% of total equity in excess of $2.5 billion. The management agreement provided for a rolling one-year term, terminable annually upon a majority vote of SAFE's independent directors.

        During the remainder of 2017 and into 2018, SAFE continued to acquire ground lease assets for its investment portfolio. Its ground lease portfolio increased from approximately $340 million immediately prior to the IPO to approximately $770 million at September 30, 2018. During this period, SAFE recognized that, in order to continue to grow its ground lease portfolio and to take advantage of its "first mover" status, SAFE would need additional equity capital. Accordingly, commencing in the second quarter of 2018, SAFE began exploring potential alternatives to obtain additional equity capital. These alternatives included both a potential follow-on public offering of SAFE Common Stock as well as a potential private placement of SAFE Common Stock. Over the course of several months, SAFE engaged in discussions with investment bankers and third party investors to explore their potential interest in providing equity capital to SAFE. Although these efforts included preliminary discussions with several parties, none of these discussions led to a transaction and SAFE concluded that it was unlikely that at that time any third party would contribute equity capital to the Company on terms favorable to existing holders of SAFE Common Stock.

        In October, 2018, iStar communicated to SAFE's board of directors its potential interest in investing additional equity capital in SAFE as part of an expanded effort to accelerate SAFE's growth. iStar indicated that any potential proposal to provide additional equity capital would be conditioned upon, among other things, amendments to the existing management agreement. iStar and the manager communicated to SAFE's board of directors that it was dedicating more of its investment professionals (whose compensation is not reimbursable to iStar under the management agreement) to ground lease acquisition and origination activities than was anticipated by SAFE, iStar, and the manager at the time of the original management agreement, that iStar believed, based on SAFE's growing investment pipeline and the repeat customer business it had received to date, that SAFE's growth could be accelerated, and that amendments to the management agreement proposed by iStar and the manager would be intended to provide appropriate compensation to iStar and the manager for an expanded commitment to SAFE's growth. SAFE's board of directors determined that, in light of iStar's relationship with SAFE, the board would form a special committee of the board of directors in connection with any potential proposal by iStar. The board concluded that Messrs. Adler, Nydick and Selig were possible members of a special committee.

        On October 26, 2018, Nina Matis, who at that time was SAFE's Vice Chairman and Chief Legal Officer as well as Vice Chairman and Chief Legal Officer of iStar, contacted Fried, Frank, Harris, Shriver & Jacobson LLP ("Fried Frank") at the direction of SAFE's board of directors regarding the possibility of Fried Frank serving as legal counsel to a special committee of the board of directors of SAFE. SAFE's board of directors was familiar with Fried Frank as a leading legal adviser to real estate companies and to boards of directors and special committees in connection with complex financial transactions. In addition, Fried Frank had in the past provided and was providing certain legal services to iStar, primarily on litigation matters.

        On October 29, 2018, Ms. Matis spoke to representatives of Fried Frank regarding Fried Frank's potential representation of a special committee of SAFE's board of directors.

        On October 31, 2018, Messrs. Adler, Nydick and Selig spoke by telephone with attorneys from Fried Frank concerning the special committee and a potential transaction. Fried Frank discussed with the independent directors the fact that Fried Frank had previously received fees from iStar in connection with certain litigation matters, including ongoing litigation matters, and expected to continue to perform legal services for iStar in the future.

        Following a discussion among the potential members of the special committee, on the same day the potential members of the special committee communicated to Fried Frank that the potential members had discussed Fried Frank's relationship with iStar and had determined to move forward to engage Fried Frank as special counsel.

        Between November 1 and 6, 2018, the representatives of Fried Frank discussed with each of the independent directors any relationships with iStar or its affiliates, including Mr. Sugarman, that potentially could impact (or be perceived to impact) that member's ability to serve on a special committee in an independent and disinterested manner. Following these discussions, Messrs. Adler, Nydick, and Selig concluded that, given the absence of any material relationships with Mr. Sugarman or iStar, Mr. Adler should serve as the sole member of the special committee.

        On November 7, 2018, representatives from Fried Frank followed up with Mr. Adler to outline potential next steps, including drafting a committee charter, engaging Maryland counsel to the special committee and discussing the retention of a financial advisor for the special committee.

        On November 7, 2018, iStar submitted to Mr. Nydick a written proposal for an additional equity contribution to SAFE, which Mr. Nydick forwarded to Mr. Adler. The proposal contemplated, among other things, the following:

  •
  iStar would contribute $250 million in cash to SAFE OP in exchange for Investor Units, a new class of limited partnership units in SAFE OP. The Investor Units would be valued at a price per unit equal to the volume-weighted average price of SAFE Common Stock for a pre-closing period to be determined. The Investor Units would not have voting rights, but would be economically equivalent to shares of SAFE Common Stock, and would be exchangeable on a one-for-one basis for shares of SAFE Common Stock.

  •
  No vote of stockholders of SAFE would be required in connection with the issuance of Investor Units, but the exchange of Investor Units for SAFE Common Stock would be subject to approval by holders of SAFE Common Stock. It would be a condition to the transaction that GICRE and LA enter into voting agreements to vote their shares of SAFE Common Stock in favor of the issuance of shares of SAFE Common Stock in exchange for the Investor Units.

  •
  iStar and SAFE would enter into a voting agreement pursuant to which iStar would agree that with respect to any matter presented for a vote or written consent of the holders of SAFE Common Stock after the exchange of the Investor Units for SAFE Common Stock, iStar would vote all shares received in the exchange that, when added together to other shares of SAFE Common Stock owned by iStar, exceeded 47.5% of the outstanding shares of SAFE Common Stock in the same proportions as the votes cast or consents delivered by SAFE stockholders other than iStar on such matter. In addition, the ownership waiver in effect between SAFE and iStar that limited iStar's ability to acquire additional shares of SAFE Common Stock would be amended to permit iStar to acquire additional shares in the market, up to an increased aggregate ownership limit of 47.5%, as compared to the existing limit of 41.9%.

  •
  Prior to the stockholder vote, SAFE would not be permitted to issue shares of SAFE Common Stock or units of SAFE OP at prices less than the price per Investor Unit being paid by iStar.

  •
  SAFE would grant iStar the right to purchase its proportionate share of future issuances of shares of SAFE Common Stock, subject to customary exceptions for issuances under incentive compensation plans.

  •
  iStar would agree not to sell any shares of SAFE Common Stock received in the exchange for six months after the exchange date.

  •
  SAFE would grant iStar the right to purchase interests in distributions from SAFE's residual portfolio (known as "CARET units") in each sale of such interests to a third party, in an equivalent amount and at the same price paid by the third party.

  •
  SAFE and iStar would amend the existing management agreement between them to provide for the following:

  •
  The management fee would increase from 1.0% to 1.5% of equity, with no step down above $2.5 billion of equity, payable in cash or stock at SAFE's option;

  •
  The agreement would have a rolling 4 year term and would be terminable during its initial 4 year term only for cause; and

  •
  After the initial 4 year term, the agreement would be terminable only for cause or failure to meet a performance standard. A failure of the performance standard would occur if SAFE's compounded total stockholder return from the commencement of the initial 4 year term failed to exceed both (i) 6.0% and (ii) the average total stockholder return of the FTSE NAREIT total return index for mortgage REITs, in each case for four consecutive quarters.

  •
  If a failure of the performance standard were to occur, SAFE could terminate the agreement, subject to payment of a termination fee in cash equal to 3x the average annual base fees paid over the two full fiscal years prior to the termination.

        On November 15, 2018, representatives of Fried Frank had a telephone conversation with the special committee regarding next steps. The Special Committee discussed the engagement of Maryland counsel and directed Fried Frank to follow up with Hogan Lovells US LLP ("Hogan Lovells"), which has a leading practice in advising real estate companies on transactions involving Maryland law, on behalf of the committee. The special committee also discussed that it was in discussions with Houlihan Lokey Capital Inc. ("Houlihan Lokey") to act as financial advisor to the special committee.

        On November 14, 2018, Mr. Adler spoke with Barry Ridings, the chairman of a special committee established by iStar in connection with its proposal. The principal issues raised by Mr. Adler were the proposed purchase price per Investor Unit, the management fee structure, the term of the management agreement and the proposed performance standard that would trigger the right of SAFE to terminate the management agreement.

        On November 19, 2018, at the direction of the special committee, Fried Frank forwarded to Clifford Chance US LLP, legal counsel to SAFE and iStar, proposed resolutions to establish the special committee and setting forth the charter of the special committee. On the same day, SAFE's board of directors approved the charter of the special committee in the form proposed by the special committee by unanimous written consent and the special committee was formed.

        Among other things, the resolutions and the charter of the special committee:

  •
  Designated Dean Adler as the sole member of the special committee;

  •
  Delegated to the special committee, to the fullest extent permitted by Maryland law, the full power and authority of the board of directors to:

  •
  work with management and advisers to explore and evaluate the iStar proposal and any potential alternatives;

    •
    initiate and participate in discussions with, or otherwise assist or facilitate proposals from, iStar or any third parties regarding any potential alternative proposals;

    •
    work with management and advisers to review and evaluate and, after consultation with the board of directors, negotiate or reject the proposal or any potential alternatives, including, after consultation with the board of directors, negotiating the terms and conditions of a definitive agreement or agreements for a final decision by the board;

    •
    obtain such information, documents, plans and analyses the special committee considered necessary, advisable or appropriate to conduct a review, investigation and evaluation of the proposal and any potential alternatives;

    •
    obtain opinions from legal, financial or other advisers and authorize the retention of such advisers as the committee may find appropriate;

    •
    determine whether a potential transaction with iStar or another party, if any, is advisable, fair to and/or in the best interests of SAFE and its stockholders (other than any stockholders who are interested in any potential transaction);

    •
    recommend to the entire board of directors, what action, if any, should be taken by SAFE with respect to the proposal or any potential alternatives and report to the board its recommendation with respect thereto; and

  •
  Provided that SAFE would not enter into a transaction with iStar without the prior affirmative recommendation of the special committee.

        On November 20, 2018, Clifford Chance forwarded to Fried Frank a revised term sheet, reflecting the discussions that had taken place between Mr. Adler and Mr. Ridings on November 14. The principal changes from the initial term sheet were:

  •
  An increase in the proposed purchase price to $20 per Investor Unit;

  •
  A revised management fee of 1.375% of equity with a step down to 1.25% above $5 billion of equity;

  •
  A rolling 3.5 year term for the management agreement; and

  •
  A revised performance standard giving SAFE the right to terminate the management agreement if SAFE's compounded total stockholder return from the commencement of the initial 3.5 year term failed to exceed both (i) 7.0% and (ii) the average total stockholder return of the FTSE NAREIT total return index for mortgage REITs, in each case for four consecutive quarters.

        Between November 20, 2018 and November 29, 2018, the special committee engaged in certain discussions with Houlihan Lokey regarding the potential transaction with iStar and the terms of the engagement of Houlihan Lokey as financial advisor to the special committee and Houlihan Lokey provided to the special committee certain disclosures concerning its relationships (if any) with the various transaction parties. This disclosure indicated that during the preceding five years Houlihan Lokey's records database showed that Houlihan Lokey had performed no work for iStar and had received less than $50,000 in fees from SAFE.

        On November 25, 2018, Mr. Adler sent an email to Mr. Ridings proposing changes to the management fee structure to provide for a one-time $7 million payment to the manager upon the price of SAFE Common Stock reaching $25 per share, a base management fee of 1% of equity with an increase in the management fee from 1% to 1.25% above $5 billion of equity, and elimination of restrictions on SAFE issuing equity at a price below $20 per share. Messrs. Adler and Ridings discussed this proposal by telephone the following day.

        On November 28, 2018, Clifford Chance forwarded to Fried Frank a further revised term sheet, reflecting the response of iStar to the communications that had taken place between Mr. Adler and

Mr. Ridings on November 25 and 26, 2018. The principal changes from the November 20, 2018 term sheet were:

  •
  The management fee would be revised to be 1% of total equity until the earlier of (x) the date the SAFE Common Stock price reached $25.00 per share, or (y) total equity reached $1.0 billion, at which time the fee on incremental total equity would be 1.25% of incremental total equity;

  •
  Once total equity reached $2.5 billion, the fee on the incremental total equity above $2.5 billion would be 1.5% of the incremental total equity; and

  •
  The termination fee under the management agreement would be 3x the annual base fee paid in respect of the last completed full fiscal year prior to the termination.

        On November 29, 2018, the special committee met via telephone conference with Fried Frank and Hogan Lovells. The legal advisers provided a presentation to the special committee with respect to the duties of the special committee under Maryland law and possible next steps in response to the revised term sheet presented by iStar. Mr. Adler briefed the legal advisers regarding the special committee's discussions with iStar to date and the special committee's intention to retain Houlihan Lokey as financial advisor to the special committee.

        On November 30, 2018, Mr. Adler sent an email to Mr. Ridings proposing further changes to the management fee. Mr. Adler proposed the following changes:

  •
  Deleting the performance test of $25 per share;

  •
  Increasing the management fee to 1.25% on incremental total equity above $1.5 billion; and

  •
  Increasing the management fee to 1.375% on incremental total equity above $3 billion.

        On December 1, 2018, Clifford Chance forwarded to Fried Frank a further revised term sheet, reflecting iStar's response to Mr. Adler's proposal of November 30, 2018. The revised term sheet contained the following proposed changes to the management fee:

  •
  The management fee would be 1.0% of total equity until total equity reached $1.5 billion, at which time the fee on incremental total equity above $1.5 billion would be 1.25% of incremental total equity;

  •
  Once total equity reached $3.0 billion, the fee on the incremental total equity above $3.0 billion would be 1.375% of incremental total equity; and

  •
  Once total equity reached $5.0 billion, the fee on the incremental total equity above $5.0 billion would be 1.5% of incremental total equity.

        On December 3, 2018, the special committee met via telephone conference with its legal advisers and representatives of Houlihan Lokey. The special committee discussed that, since its initial public offering, SAFE had been engaged in efforts to obtain additional third-party equity financing, and that those efforts had not been successful. In addition, the special committee reviewed that the manager had spent and continued to spend significant time and resources to originate new ground lease assets. The special committee discussed that part of the rationale for iStar seeking changes to the existing management agreement was the additional and significant financial burden being incurred by the manager to originate new ground lease assets. The special committee also discussed its understanding that SAFE had a pipeline of potential ground lease assets and would require additional equity in the very near future. The special committee expressed its view that the ability to acquire assets and to grow its equity capital were critical for SAFE to be a public company with a liquid trading market for its stock that could, over time, attract more institutional investor interest. The special committee also noted that, while the purchase price of $20 per unit contemplated by iStar's current proposal represented a premium to the market price of SAFE Common Stock, the premium had eroded due to an increase in the trading price of the Common Stock.

        The special committee and its advisors also discussed the status of various items on an issues list arising from iStar's proposal, which list had previously been prepared by the committee's counsel, including: (a) structure and timing, including whether a stockholder vote would be required to close the transaction, even if not required by Maryland law; (b) the issuance price of the new equity proposed to be subscribed for by iStar; (c) the proposed changes to the management agreement; and (d) other corporate governance aspects of the proposal, given that iStar's proposal contemplated permitting iStar to increase its voting power to 47.5% and its equity ownership to approximately 65%. During this discussion, Mr. Selig, an independent director, joined the meeting at the invitation of the special committee. A discussion ensued regarding the time required to obtain any stockholder approval that might be imposed as a condition to closing the transaction and the implications that requirement could have on the pipeline assets that had been identified by the manager. Mr. Selig then left the meeting.

        After this discussion, the special committee determined that the next steps should be to finalize the engagement of Houlihan Lokey, and to engage with iStar and its advisers to further understand the manager's efforts to originate new ground leases, the status of the pipeline of potential investments by SAFE, and SAFE's previous fundraising efforts. On the same day, the parties finalized the terms of the engagement of Houlihan Lokey as financial advisor to the special committee.

        On December 4, 2018, representatives of Fried Frank and Houlihan Lokey met with representatives of the manager and Lazard LLC ("Lazard"), financial advisor to the iStar transaction committee of independent directors, to discuss SAFE's pipeline of upcoming ground lease acquisitions, its efforts to raise additional equity capital and the amount and timing of additional capital required by SAFE.

        On December 6, 2018, the special committee met by telephone conference with its advisers to discuss a proposed response to the iStar proposal. At this meeting, the special committee requested that Houlihan Lokey review the potential costs SAFE might incur to obtain equity financing from an unaffiliated third party as compared to the proposed iStar transaction, which currently would not involve any placement fee. Mr. Adler also requested that Houlihan Lokey review the revised management fees proposed by iStar, noting that a comparison with mortgage REIT management fees may not be fully probative in light of the scope of management services required to manage a mortgage REIT portfolio as compared to those required to manage a company with a ground lease portfolio. Representatives of Fried Frank summarized information provided to Fried Frank and Houlihan Lokey by iStar on December 4, 2018, including SAFE's efforts to raise additional equity over the prior 3 - 4 months, which efforts had not been successful; that SAFE expected to invest a significant portion of its current cash balance in pending ground lease investments in the coming weeks; that SAFE had approximately $440 million of investments in its pipeline under contract or letter of intent; that iStar's investment professionals had been spending substantially more time on origination activities than expected at the time the existing management agreement was executed; that the costs associated with iStar's investment professionals, which are not reimbursable under the management agreement, substantially exceeded the current management fee; and that both customers and potential equity investors had expressed concerns that the structure of the current management agreement did not provide adequate assurance that iStar or an affiliate would continue as the manager. After discussion, the special committee provided feedback on a mark-up of the iStar investment term sheet and directed Fried Frank to share the revised term sheet with iStar's advisers.

        On December 6, 2018, Fried Frank provided to Clifford Chance a mark-up containing proposed changes to the term sheet furnished by Clifford Chance on December 1, 2018. The principal changes from the latest iStar proposal were:

  •
  iStar's voting power would be capped at its existing ownership percentage (41.9%), and the voting cap would not be increased to 47.5%;

  •
  iStar would not be permitted to increase the voting cap to 47.5% through acquisition of additional shares of Common Stock in the market;

  •
  Although the Special Committee would no longer seek to condition the issuance of the Investor Units or the effectiveness of the proposed amendments to the management agreement on a stockholder vote, the holders of SAFE Common Stock that did not have an interest in these transactions would be given the opportunity to vote with respect to the ratification of the management agreement amendments for purposes of the Maryland statutory safe harbor for interested director transactions ;

  •
  For not less than three years, the board of directors of SAFE must include not less than three individuals independent of each of SAFE and iStar within the meaning of the listing rules of the New York Stock Exchange;

  •
  iStar would enter into a customary "standstill" agreement with SAFE having a term of two years;

  •
  iStar would not be granted pre-emptive rights to participate in future equity issuances;

  •
  For a period of three years, iStar would not be permitted to transfer SAFE Common Stock (including Investor Units and shares issued in exchange for the units) representing more than 10% of the outstanding SAFE Common Stock, in one transaction or a series of related transactions to any person or group, other than pursuant to a widely distributed public offering, unless other holders of SAFE Common Stock would have the opportunity to participate in the transaction at the same price per share and in the same proportion (which we refer to as the "equal treatment" provision);

  •
  iStar would agree not to sell any shares of Common Stock received in exchange for Investor Units for two years after the exchange;

  •
  iStar would not be granted the right to participate as a purchaser in the event of a future sale by SAFE of CARET units;

  •
  With respect to the proposed changes to the management agreement:

  •
  After the initial 3.5-year term, the agreement would be subject to annual renewal (upon the vote of a majority of the independent directors);

  •
  SAFE would have the right to terminate the agreement in the event two-thirds of the independent directors agreed that (i) the manager's long-term performance was materially detrimental to SAFE or (ii) the compensation payable to the manager was unfair, unless the manager agreed to a reduced fee that at least two-thirds of the independent directors determined to be fair);

  •
  SAFE would also have the right to terminate the agreement in the event of (i) the manager's material breach; (ii) bankruptcy or insolvency of the manager or iStar; (iii) change of control of the manager, iStar or SAFE; (iv) dissolution of the manager; or (v) fraud, bad faith, willful misconduct, or gross negligence of the manager.

  •
  The termination fee would be payable in cash or Common Stock, in respect of a termination for performance or unfair compensation of the manager, but only if SAFE had raised total equity from third parties of not less than $1 billion.

        On December 7, 2018, representatives of iStar engaged in discussions with the special committee and its advisers regarding the revisions to the term sheet proposed by the special committee. On the same date, representatives of Lazard spoke with representatives of Houlihan Lokey regarding the special committee's revisions to the term sheet. The representatives of Lazard communicated that iStar objected to certain of the revisions to SAFE's termination rights under the proposed amended management agreement proposed by the special committee, including the committee's request to eliminate the objective performance standard proposed by iStar.

        On December 10, 2018, the special committee met by conference telephone with its advisers. The purpose of the meeting was to discuss iStar's reported objections to the committee's proposed changes to certain of the termination provisions of the management agreement, including elimination of the objective performance standard proposed by iStar, and potential alternatives that the special committee might propose. Representatives of Houlihan Lokey noted that the performance standard proposed by iStar would be satisfied so long as SAFE's performance exceeded the lower of a 7% internal rate of return or the performance of the FTSE Mortgage REIT Index. Houlihan Lokey furnished to the special committee materials illustrating the potential effect of the performance standard proposed by iStar and the historical performance of certain REIT indices that might be alternatives to the FTSE Mortgage REIT Index. After discussion, the special committee requested that Houlihan Lokey convey to iStar's representatives a proposal to change the performance standard to a flat 7% return test. The special committee and its advisers also discussed the proposed amended management fee structure, under which the management fee would increase at various thresholds of equity capital raised by SAFE. The discussion focused on the possibility that, over time, the level of management services required by SAFE for a static portfolio of ground leases could diminish. After this discussion, the special committee requested that Houlihan Lokey convey to iStar's representatives a proposal that, in addition to the right to terminate for failure to meet the 7% annual performance threshold, after 10 years SAFE would have the right to terminate the management agreement if the independent directors of the Company determine that the fee is unfair.

        On December 11, 2018, a telephone conference took place between representatives of iStar and its advisers and representatives of the special committee and its advisers. The discussion focused upon the following issues raised by the special committee's counterproposal and by the discussions between the parties' respective advisers:

  •
  The ownership level at which iStar would be entitled to exercise its voting rights in full—the current ownership level as proposed by the committee versus 47.5% as proposed by iStar;

  •
  The special committee's request for a ratification vote under the Maryland interested transaction statutory safe harbor;

  •
  Whether there would be a carve out from the restrictions on issuances by SAFE at prices below $20 per share of new equity prior to stockholder approval of the issuance of SAFE Common Stock in exchange for the Investor Units, in order to permit SAFE to issue an agreed amount of new equity at below $20 per share;

  •
  The request by the special committee for a "standstill" agreement by iStar;

  •
  Whether iStar would be entitled to preemptive rights;

  •
  The deletion of the right of iStar to participate as a purchaser in the event of a sale of CARET units;

  •
  The special committee's request for "equal treatment" of public stockholders in the event of certain sales of equity by iStar;

  •
  The duration of the restriction on sale of SAFE Common Stock received upon exchange of the Investor Units;

  •
  The special committee's request for a right to terminate the management agreement upon a change of control of iStar or SAFE;

  •
  The special committee's request that after the 3.5 year initial term the revised management agreement be terminable annually for unsatisfactory performance or if the independent directors determined that the manager's compensation was unfair; and

  •
  The proposed requirement that SAFE must raise $1 billion in equity from parties other than iStar before any termination fee would become payable to the manager and the right of SAFE to pay any termination fee in cash or SAFE Common Stock.

        During a follow up call with Lazard that same day, at the special committee's direction, Houlihan Lokey conveyed to Lazard that the special committee would be prepared to modify the threshold above which the manager would be entitled to a termination fee to $1 billion of total equity inclusive of an additional $380 million from third party investors.

        On December 12, 2018, the special committee met by conference telephone with its advisers. The advisers provided a summary of various open issues regarding the proposed transaction based on the conference call among the parties on the previous day and the subsequent call between Lazard and Houlihan Lokey. Regarding the management agreement, Houlihan Lokey relayed that Lazard had communicated that iStar would agree that the management agreement would be subject to termination after ten years if the independent directors determined that the management fee were unfair, subject to a right of iStar to renegotiate the management fee. Houlihan Lokey also relayed that iStar had not accepted the special committee's proposal requiring SAFE to raise an additional $380 million from outside investors (for a total of $1 billion) before iStar would be entitled to a termination fee under the proposed revised management agreement. After a discussion, the special committee instructed Houlihan Lokey to continue to negotiate for a threshold of $1 billion including $380 million of new third party equity, while noting that the committee might consider a compromise under which the $1 billion threshold would include all new capital raised. The special committee and its advisers discussed various other issues, including the proposed cap on iStar's voting rights, the level of the stockholder approval for the transaction that the committee would seek, the ability of SAFE to issue equity at a price below $20 per share prior to stockholder approval of the issuance of Common Stock in exchange for the Investor Units, and other open items. After discussions the special committee directed its advisers to continue negotiating these issues.

        Later on December 12, 2018, Clifford Chance delivered a revised term sheet to Fried Frank. The revised term sheet reflected the following principal changes from the term sheet proposed by the special committee:

  •
  The voting cap applicable to iStar would be iStar's current ownership percentage; provided that if iStar were granted an increased ownership limit waiver by SAFE's independent directors or pursuant to the exercise of preemptive rights, the voting cap would be increased to reflect the shares of Common Stock purchased, but in no event to more than 47.5%;

  •
  The voting agreement would terminate when iStar's aggregate ownership fell below 47.5%;

  •
  There would be no ratification vote under the Maryland interested transaction statutory safe harbor;

  •
  iStar would be entitled to preemptive rights in respect of future equity issuances;

  •
  The "equal treatment" provision would apply for two years and to a sale by iStar of more than 25% of the outstanding shares of Common Stock;

  •
  There would be a one year "lock up" on sale by iStar of the shares of Common Stock received in exchange for Investor Units;

  •
  With respect to the proposed revisions to the management agreements:

  •
  The agreement would have an initial 3.5-year term and would not be terminable during its initial term except for cause;

  •
  After the initial 3.5-year term, the agreement would automatically renew each year for an additional year; provided, however that upon the expiration of the initial term or any renewal term, SAFE may decline to renew the agreement upon written notice and payment of the termination fee in the event two-thirds of the independent directors agree that the manager's long-term performance is unsatisfactory to the point of material detriment to SAFE;

  •
  In addition, beginning with the seventh annual term after the initial term, and each year thereafter, SAFE may decline to renew the agreement upon written notice and payment of the termination fee in the event two-thirds of the independent directors agree that the compensation payable to the manager is unfair unless the manager agrees to a reduced fee that at least two-thirds of the independent directors determines to be fair.

  •
  The management agreement would not be terminable for a change in control of iStar or SAFE.

  •
  There would be no threshold level of additional equity before the termination fee would become payable;

  •
  The management fee would be payable solely in cash.

        Later on December 12, 2018, representatives of iStar and its advisers spoke by telephone with the advisers to the special committee regarding the revised term sheet submitted by Clifford Chance. The key open points following this call were: the request by the special committee for a voting cap of 41.9%, with no exception for future purchases, and that the cap should remain in effect until iStar's ownership fell below 41.9%, not 47.5%; the committee's request for a ratification vote under the Maryland interested transaction statutory safe harbor; whether SAFE would have the right to issue up to $150 million of equity at below $20 per share, if SAFE required additional equity capital prior to stockholder approval of the exchange of Investor Units for shares of Common Stock; the committee's request to have the right to terminate the management agreement, without a termination fee, in the event of a change in control of iStar, if SAFE reasonably withheld consent to the change of control; the $1 billion equity threshold proposed by the special committee before any termination fee would be triggered; and the right of SAFE to pay any termination fee in SAFE Common Stock.

        A follow up call took place between representatives of Lazard and representatives of Houlihan Lokey on December 13, 2018. Following that call, Clifford Chance submitted to Fried Frank a further revised term sheet. This term sheet reflected the following principal changes from the term sheet submitted by Clifford Chance on December 12, 2018:

  •
  iStar accepted the special committee's position regarding the voting cap of 41.9% and that the voting cap would remain in effect until iStar's ownership fell below 41.9%;

  •
  SAFE would have the right to issue up to $100 million of additional equity at a price below $20 per share, if SAFE required additional equity capital prior to stockholder approval of the exchange of Investor Units for shares of Common Stock;

  •
  The "equal treatment" provision would apply to transfers by iStar of more than 20% of the outstanding shares of SAFE Common Stock; and

  •
  iStar's right to a termination fee under the management agreement would become effective only if SAFE raised an additional $200 million of total equity (including from iStar) in addition to the $250 million investment by iStar in the Investor Units.

        Later on December 13, 2018, the special committee met by telephone conference with its advisers to discuss the status of negotiations between the parties. The discussion focused on the potential ratification vote under the Maryland interested transaction statutory safe harbor; iStar's position regarding the effect of a change in control of iStar (as opposed to the manager) under the management agreement, given that the potential income stream under the management agreement could represent a material asset of iStar; the amount of additional equity to be raised by SAFE before the right to a termination fee would become effective; and the right of SAFE to pay the termination fee in cash or stock. After a discussion, the special committee instructed its advisers that, if other terms of the transaction could be resolved satisfactorily, the special committee would be inclined not to insist upon a ratification vote or the right to terminate for an iStar change of control.

        Later that day, at the special committee's direction, representatives of Houlihan Lokey had a further discussion with representatives of Lazard, and conveyed to Lazard that the special committee wished to keep the termination fee threshold at $1 billion of total equity raised and for SAFE to have the option to pay any termination fee one third in cash and the balance in cash or SAFE Common Stock at SAFE's election. This proposal was rejected. After further discussion that same day, Lazard communicated to Houlihan Lokey a proposal from iStar that any termination fee be payable half in cash at the time of termination and the balance within 6 months of termination, with interest of 8%. The special committee instructed Houlihan Lokey to communicate to Lazard that the special committee would accept this proposal, and would move forward to finalize its recommendation with respect to the potential transaction, subject to review with its legal and financial advisers.

        On December 14, 2018, representatives of Lazard informed representatives of Houlihan Lokey that, at a meeting earlier that day, the special committee of iStar had determined to proceed with the proposed transaction on the terms negotiated by the parties.

        On December 15, 2018, Clifford Chance submitted drafts of the definitive transaction documents to Fried Frank. Over the next several days, the parties worked to finalize the definitive transaction documents, subject to receipt of required approvals.

        On December 20, 2018, the special committee met by telephone conference with its advisers. At this meeting, Houlihan Lokey made a financial presentation to the special committee with respect to the proposed transaction, and informed the special committee that, subject to its policies and procedures, and assuming no material changes or developments, Houlihan Lokey anticipated being able to render to the special committee an opinion with respect to the fairness to SAFE OP, from a financial point of view, of the aggregate cash consideration of $250,000,000 to be received by SAFE OP for the Investor Units in the iStar Investment Transaction pursuant to the Unit Purchase Agreement.

        On December 27, 2018, the special committee met by telephone conference with its advisers. Prior to this meeting, Fried Frank distributed to the special committee the most recent drafts of the proposed transaction documents, and Houlihan Lokey distributed to the special committee presentation materials and a draft of its proposed opinion. At this meeting, Fried Frank provided an overview of the duties of the special committee under Maryland law and reviewed with the special committee the material terms of the proposed transaction. Houlihan Lokey made a financial presentation to the special committee and rendered to the special committee an opinion, which was initially rendered verbally and confirmed by delivery of a written opinion to the special committee, dated December 27, 2018, to the effect that, as of such date, and based on and subject to various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of the opinion, the aggregate cash consideration of $250,000,000 to be received by SAFE OP for the Investor Units in the iStar Investment Transaction pursuant to the Unit Purchase Agreement was fair to SAFE OP from a financial point of view. At the conclusion of the meeting, the special committee adopted resolutions determining the proposed transaction to be advisable, fair and reasonable to, and in the best interests of, the Company and its stockholders, and resolved to recommend that the Company's board authorize and approve the transaction.

        Immediately following the meeting of the special committee, a special meeting of the SAFE board of directors was held via telephone conference, with Ms. Josephs, Mr. Nydick and Mr. Selig joining the meeting and with Mr. Sugarman recusing himself from the initial portion of the meeting. During this portion of the meeting, at the request of the special committee, representatives of Fried Frank reviewed the terms of the transaction and a comparison of the final terms of the transaction with the initial term sheet proposed by iStar, a copy of which had been furnished to the directors in advance of the meeting, and representatives of Houlihan Lokey reviewed for the information of the directors Houlihan Lokey's presentation materials to the special committee, a copy of which had been furnished to the directors prior to the meeting. Mr. Adler advised the directors that the special committee had resolved to recommend the transaction to the independent directors and to the board of directors as a whole. At this point Mr. Sugarman joined the meeting. Following discussion, Messrs. Adler, Nydick and Selig resolved, in their capacity as disinterested members of the board of directors, that the transaction was advisable, fair and reasonable to, and in the best interests of SAFE and its stockholders, and the board of directors as whole, with Ms. Josephs and Mr. Sugarman abstaining, resolved that the transaction was advisable, fair and reasonable to, and in the best interests of SAFE and its stockholders, and resolved to recommend to the stockholders of SAFE that they approve the issuance of shares of Common Stock in exchange for the Investor Units and pursuant to the iStar Preemptive Right as required under the listing standards of the New York Stock Exchange.

        On January 2, 2019, the parties executed the definitive transaction documents and closed the purchase and sale of the Investor Units.

Reasons for the Recommendation of the Special Committee with Respect to the iStar Investment Transaction

        At the meeting of the special committee on December 27, 2018, the special committee adopted resolutions determining the iStar Investment Transaction to be advisable, fair and reasonable to, and in the best interests of, SAFE and its stockholders, and resolved to recommend that SAFE's board of directors authorize and approve the transaction.

        In reaching its recommendation, the special committee considered the following factors, among others:

  •
  The price of $20 per Investor Unit to be paid by iStar in the iStar Investment Transaction, which is equivalent to the price per share at which SAFE issued shares of Common Stock in our IPO, and is higher than the IPO price after taking into account underwriting discounts and commissions of $1.40 per share. The issue price of $20 per Investor Unit represents a premium to the all-time high closing price of the Common Stock on the NYSE for periods prior to the consummation of the iStar Investment Transaction.

  •
  The special committee's belief, in light of SAFE's efforts prior to the iStar Investment Transaction to raise additional equity capital from third parties, which efforts had not been successful, that the price per Investor Unit being paid by iStar in the transaction likely represented a significant premium to the price obtainable in a third party equity financing, and that there was no assurance that SAFE could complete any alternative equity financing within an acceptable timeframe given SAFE's need for equity capital in the near term to fund its existing pipeline of commitments and expenses.

  •
  The special committee's belief that it was in the best interests of SAFE and the holders of its Common Stock, consistent with SAFE's business strategy, to continue to grow SAFE's asset base and cash flow through the acquisition of additional ground leases and that increased scale could enable SAFE to establish a more liquid trading market for its stock that could, over time, attract more institutional investor interest.

  •
  The proposed amendments to the management fee, term and termination provisions of the management agreement. Although the special committee appreciated that these amendments could be viewed as a negative from the perspective of the holders of SAFE Common Stock other than iStar and its affiliates, on balance, the special committee believed that it was in the best interests of SAFE and the holders of its Common Stock to grow SAFE's asset base and equity capital and to expand its efforts with iStar to seek to accelerate SAFE's growth. Although the amendments to the annual management fee afford iStar the opportunity, over time, to earn significantly higher annual management fees than under SAFE's original management agreement, the amendments provide additional management fees to the manager only if it is able to grow SAFE's equity capital from $620 million to $1.5 billion or more, and the manager would receive these additional fees only if investors are willing in the future to provide equity capital to SAFE taking into account the terms of SAFE's amended management agreement. Moreover, the special committee understood that the fees under the original management agreement were insufficient to compensate the manager for the level of management services required to originate ground lease assets to grow SAFE's investment portfolio.

  •
  The special committee considered that the amended management agreement would have an initial term through June 30, 2022 during which the agreement is non-terminable, except for certain cause events, as compared to the original management agreement, which was subject to annual renewal, as well as the automatic renewal feature of the amended management agreement, pursuant to which the agreement will automatically renew for additional one-year terms, unless 2/3 of SAFE's independent directors decline to renew the agreement because they have determined that the manager's long-term performance is unsatisfactory to the point of material detriment to SAFE. The special committee believed that it was in the best interests of SAFE and its stockholders that the manager continue as manager of SAFE, taking into account the benefits of long-term stability with regard to the management of SAFE's business, and the fact that SAFE is the first publicly traded company focused on ground lease assets and that the special committee believed that iStar and the manager have special expertise in this asset class. The special committee also believed there was uncertainty whether, in the near term, there are viable, alternative managers for SAFE's business and assets.

  •
  The special committee considered that, over time, the level of management services required by SAFE to manage SAFE's ground lease portfolio could diminish. Accordingly, the amended management agreement provides that, beginning with the seventh annual renewal term after the initial term and in connection with each annual renewal thereafter, SAFE may decline to renew the management agreement if 2/3 of SAFE's independent directors determine that the management fee is unfair and the manager does not accept a different fee, or the parties are unable, after good faith negotiations, to agree on a new fee.

  •
  The special committee considered the termination fee provisions of the amended management agreement, pursuant to SAFE will be obligated to pay to the manager a termination fee equal to three times the annual management fee paid in respect of the last completed fiscal year prior to the termination, if the management agreement is terminated by reason of unsatisfactory long-term performance of the manager or because SAFE's independent directors determine that the management fee is unfair and the parties are unable to agree upon a revised fee. Although this feature of the amended management agreement could result in a substantial additional payment to the manager, the manager will not be entitled to any termination payment unless SAFE has raised total equity of at least $820 million since inception, including from iStar, and the size of the termination payment is directly related to growth in SAFE's total equity capital, which the special committee believed is in the best interests of SAFE and its stockholders.

  •
  The special committee considered publicly available information reviewed with the special committee by Houlihan Lokey with respect to management fee and termination fee provisions of management agreements for externally managed REITs that may be considered similar in certain respects to SAFE. The special committee believed that these provisions of the amended management agreement were consistent with the range of fees under other management agreements that may be considered similar in certain respects to SAFE.

  •
  The special committee understood, based upon information provided by iStar, that the manager was devoting substantially greater investment personnel resources, including senior level resources, whose compensation is not reimbursable under the management agreement, to originate ground lease investments on behalf of SAFE than anticipated at the time of execution of the original management agreement, and that the original management fee was insufficient to cover the expenses of such resources being incurred by the manager, which could disincentivize the manager and iStar from investing additional capital in SAFE and dedicating more investment personnel to accelerate SAFE's growth.

  •
  The special committee considered the fact that it was a condition to the willingness of iStar to enter into the iStar Investment Transaction that SAFE agree to amend the terms of the original management agreement (in the manner described above), that the special committee believed that iStar would not have been willing to enter into the transaction without these amendments, and that the special committee believed it was in the best interests of SAFE and the holders of its Common Stock that iStar invest an additional $250 million in equity in SAFE in the near term to fund its existing pipeline of commitments and expenses.

  •
  The special committee considered the fact that the iStar Investment Transaction was being structured in a manner that closing of the transaction was not conditioned upon a stockholder vote, and that iStar rejected the special committee's request for a stockholder "ratification vote" relating to the transaction for purposes of the Maryland statutory safe harbor for interested director transactions. The special committee recognized that the time required to obtain a stockholder vote could be significant and that a delay could have adverse implications on, among other things, the ability to purchase pipeline assets that had been identified by the manager. The special committee understood that a "ratification vote" under the Maryland interested director transaction statutory safe harbor was not required by Maryland law and would be advisory (i.e., non-binding); however, iStar was unwilling to seek such a stockholder vote. In addition, iStar required, as a condition to the iStar Investment Transaction, that GICRE and LA execute voting agreements with respect to the stockholder vote required for the issuance of shares of SAFE Common Stock in exchange for the Investor Units, so that stockholder approval of that equity issuance was assured.

  •
  The special committee considered the fact that iStar's voting power would remain capped at its current level prior to the transaction of 41.9%, notwithstanding that its ownership would increase to approximately 65.5% of SAFE's Common Stock.

  •
  The special committee also considered certain other aspects of the iStar Investment Transaction, including:

  •
  the requirement that, for not less than three years, the SAFE board of directors must have at least three directors independent of both iStar and SAFE;

  •
  the fact that, as a result of the transaction, iStar's fully diluted equity ownership of SAFE would increase from approximately 41.9% of the outstanding Common Stock to approximately 65.5% of the outstanding Common Stock; in this regard, the special committee noted that, as SAFE's largest stockholder and manager prior to the transaction, iStar and its affiliates exerted substantial influence over SAFE;

    •
    iStar's agreement not to sell any of the shares of Common Stock received in exchange for Investor Units for one year from the date of the exchange;

    •
    iStar's agreement to a customary two year "standstill"; and

    •
    iStar's agreement that, for a period of two years, iStar will not transfer shares of SAFE Common Stock representing more than 20% of the outstanding SAFE Common Stock in one transaction or a series of related transactions to any person or group, other than transfers pursuant to a widely distributed public offering, unless the non-iStar holders of SAFE Common Stock are afforded the opportunity to participate in the transaction at the same price per security and in the same proportion as their SAFE Common Stock represents of the outstanding fully diluted equity of SAFE.

  •
  The special committee considered the course of negotiations leading to the iStar Investment Transaction, during which the special committee, with the assistance of its advisers, were able to negotiate significant improvements with respect to, among other things, the purchase price per Investor Unit, the management agreement amendments and the corporate governance aspects of the transaction, which the special committee viewed as significant improvements from iStar's initial proposal;

  •
  The special committee considered the fact that the special committee was assisted by its own outside legal counsel and financial advisor; and

  •
  The special committee considered the opinion, dated December 27, 2018, of Houlihan Lokey to the special committee to the effect that, as of the date of its opinion, the aggregate cash purchase price of $250,000,000 received by SAFE OP for the Investor Units in the iStar Investment Transaction pursuant to the Investor Unit Purchase Agreement was fair to SAFE OP from a financial point of view, which opinion was based on and subject to various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of the opinion as more fully described in the section below entitled "Opinion of Houlihan Lokey Capital, Inc."

        The foregoing discussion of the information and factors considered by the special committee is not exhaustive. In view of the wide variety of factors, both positive and negative, considered by the special committee, the special committee generally did not consider it practical to, nor did it attempt to, quantify, rank or otherwise seek to assign relative weights to the specific factors that it considered in reaching its determination that the proposed transaction is advisable and in the best interests of SAFE and the holders of its Common Stocks. Rather, the special committee viewed its determination as being based upon the committee's judgment in light of the totality of the information presented and considered. The special committee's recommendation was a recommendation to the SAFE board of directors in connection with the board of directors' decision whether to approve the iStar Investment Transaction and was not, and is not, intended as a recommendation to stockholders of SAFE in connection with their consideration of the proposal to issue shares of SAFE Common Stock in exchange for the Investor Units and to grant preemptive rights to iStar in connection with the iStar Investment Transaction.

Opinion of Houlihan Lokey Capital, Inc.

        On December 27, 2018, Houlihan Lokey Capital, Inc. ("Houlihan Lokey") rendered its opinion to the special committee to the effect that, as of such date, the aggregate cash consideration of $250,000,000 received by our Operating Partnership for the Investor Units in the iStar Investment Transaction pursuant to the Investor Unit Purchase Agreement was fair to our Operating Partnership from a financial point of view. The full text of Houlihan Lokey's written opinion, dated December 27, 2018, which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, is attached to this Proxy Statement as Annex A and is incorporated herein by reference. In connection with the opinion, Houlihan Lokey reviewed and relied upon (without independent verification), among other things, financial projections prepared by the management of our Manager relating to the Company for the fiscal years ending 2018 through 2022.

        The summary of Houlihan Lokey's opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion. Houlihan Lokey's opinion was furnished solely for the use of the special committee (solely in its capacity as such) in connection with its evaluation of the aggregate cash consideration of $250,000,000 received by our Operating Partnership for the Investor Units in the iStar Investment Transaction from a financial point of view and did not address any other aspect or implication of the iStar Investment Transaction and does not address any aspect or implication of Proposal 2. Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things, (a) the underlying business decision of the special committee, the Company's Board of Directors, the Company, its security holders or any other party to proceed with or effect the iStar Investment Transaction, or (b) the relative merits of the iStar Investment Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. Houlihan Lokey's opinion is included in this Proxy Statement solely because it was considered by the special committee in its evaluation of the iStar Investment Transaction and may not be relied upon by any other person or entity (including, without limitation, security holders, creditors or other constituencies of the Company) or used for any other purpose without Houlihan Lokey's prior written consent. Houlihan Lokey's opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. Neither Houlihan Lokey's opinion nor the summary description of the related analyses set forth in this Proxy Statement is intended to be, and they do not constitute, advice or a recommendation to the special committee, the Company's Board of Directors, the Company, any security holder or any other person or entity as to how to act or vote relating to the iStar Investment Transaction, Proposal 2 or otherwise.

        Houlihan Lokey's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of the opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey's attention after the date of the opinion.

        Houlihan Lokey did not express any opinion as to what the value of Investor Units or our common stock actually would be when issued pursuant to the iStar Investment Transaction or any subsequent exchange of Investor Units into our common stock or the price or range of prices at which Investor Units or our common stock might be purchased or sold, or otherwise be transferable, at any time. Houlihan Lokey was not requested to opine as to, and Houlihan Lokey's opinion did not express an opinion as to or otherwise address, among other things, the appropriate capital structure of the Company or our Operating Partnership or whether the Company or our Operating Partnership should be issuing Investor Units or any other type of security in the iStar Investment Transaction, or the potential dilutive effects of the iStar Investment Transaction on the existing security holders of the Company, or the other financial or other implications and effects of the iStar Investment Transaction on the Company, our Operating Partnership, any security holders, creditors or other constituencies of the Company or our Operating Partnership, or any other party.

        Houlihan Lokey's opinion was only one of many factors considered by the special committee in evaluating the iStar Investment Transaction. Houlihan Lokey's opinion was not determinative of the aggregate cash consideration of $250,000,000 received by our Operating Partnership for the Investor Units in the iStar Investment Transaction or of the views of the special committee or the Company's Board of Directors with respect to the iStar Investment Transaction or the consideration payable therein. The type and amount of consideration payable in the iStar Investment Transaction were determined through negotiation between the Company and iStar, and the decision of the Company to enter into the iStar Investment Transaction was solely that of the special committee and the Company's Board of Directors. Houlihan Lokey was not requested to, and did not, initiate any discussions with, or solicit any indications of interest from, third parties with respect to the iStar Investment Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the iStar Investment Transaction.

        In preparing its opinion to the special committee, Houlihan Lokey performed certain analyses described below. The summary description of Houlihan Lokey's analyses is not a complete description of the analyses underlying Houlihan Lokey's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description.

        In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion. Houlihan Lokey's analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company. An evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the financial projections for the Company provided by the management of the manager and the implied reference range values indicated by Houlihan Lokey's financial analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, such analyses do not purport to be appraisals or to reflect the prices at which assets, businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey's analyses are inherently subject to substantial uncertainty.

        The following is a summary description of the material financial analyses reviewed by Houlihan Lokey with the special committee in connection with the rendering of Houlihan Lokey's opinion to the special committee on December 27, 2018. Houlihan Lokey's opinion was based primarily on a comparison of the purchase price per Investor Unit of $20.00 provided for in the iStar Investment Transaction to the implied pre-iStar Investment Transaction per share reference ranges of our common stock, taken as a whole, that Houlihan Lokey believed were indicated by its analyses. With the special committee's approval, Houlihan Lokey relied upon and assumed, without independent verification, that Investor Units and shares of our common stock would be economically equivalent.

        The implied pre-iStar Investment Transaction per share reference ranges of our common stock referred to above were derived from the following financial analyses of the Company before giving effect to the iStar Investment Transaction:

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  A net asset value analysis in which implied capitalization rates, based on information provided by the Company and publicly available information, of the Company's existing 28 income producing properties, 17 selected ground lease transactions and 17 selected triple net lease REITs were reviewed and, taking into account the results of such review, Houlihan Lokey calculated the estimated aggregate value of the Company's existing income producing properties by applying a range of selected capitalization rates of 4.50% to 4.00% to the calendar year 2019 estimated cash net operating income of the Company based on financial projections prepared by the management of our manager. This analysis indicated an implied pre-iStar Investment Transaction per share reference range of our common stock of approximately $15.09 to $20.48, as compared to the purchase price per Investor Unit of $20.00 provided for in the iStar Investment Transaction.

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  A selected companies analysis in which trading multiples, based on closing stock prices on December 24, 2018 and publicly available financial data, of 17 selected triple net lease REITs, 11 selected commercial mortgage REITs and 7 selected agency mortgage REITs were reviewed and, taking into account the results of such review, a range of selected dividend yields of 4.00% to 3.00% derived from all of the selected companies and a range of selected price-to-calendar year

    2019 estimated funds from operations per share multiples of 8.0x to 10.0x derived from the 17 selected triple net lease REITs were applied to the calendar year 2019 estimated dividends per share and estimated funds from operations per share of the Company based on financial projections prepared by the management of our Manager. This analysis indicated implied pre-iStar Investment Transaction per share reference ranges of our common stock of approximately $14.90 to $19.90 based on the Company's calendar year 2019 estimated dividends per share and approximately $16.67 to $20.86 based on the Company's calendar year 2019 estimated funds from operations per share, as compared to the purchase price per Investor Unit of $20.00 provided for in the iStar Investment Transaction.

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  A discounted cash flow analysis in which an estimated net present value range of cash flows that the Company was forecasted to generate from December 5, 2018 through the fiscal year ending 2022 was calculated based on financial projections prepared by the management of our manager. The discounted cash flow analysis also included an estimated net present value range of terminal values which terminal values were derived by applying a selected range of perpetual growth rates of 2.0% to 3.0% to the Company's estimated adjusted funds from operations for the fiscal year ending 2022 based on financial projections prepared by the management of our Manager. The net present values of the Company's projected future cash flows and terminal values were then calculated using discount rates ranging from 7.0% to 8.0%. This analysis indicated an implied pre-iStar Investment Transaction per share reference range of our common stock of approximately $11.43 to $16.58, as compared to the purchase price per Investor Unit of $20.00 provided for in the iStar Investment Transaction.

        Although Houlihan Lokey's opinion was primarily based on the comparison of the purchase price per Investor Unit of $20.00 provided for in the iStar Investment Transaction to the implied pre-iStar Investment Transaction per share reference ranges of our common stock, taken as a whole, as described above, Houlihan Lokey's opinion also took into account certain financial terms of the amended management agreement by observing publicly available management fee, termination fee and other information contained in the management agreements of 26 selected externally managed REITS, consisting of five equity REITs, 15 non-agency mortgage REITs and six agency mortgage REITs. In addition, Houlihan Lokey performed a comparison of illustrative management fees based on financial projections for the Company's projected book equity through the fiscal year ending 2023 prepared by the management of our manager under our manager's then proposed amended management fee structure, our manager's then current management fee structure and observed base management fee percentages for the selected externally managed REITS, which comparison indicated that, among other things, the illustrative management fees under our manager's amended management fee structure would be below illustrative management fees using the average base management fee percentage of the selected equity REITs, below illustrative management fees using the average base management fee percentage of the selected non-agency mortgage REITs and below illustrative management fees using the average base management fee percentage of the selected non-agency mortgage REITs.

        Other Matters.    Houlihan Lokey was engaged by the special committee to provide certain financial advisory services to the special committee. The special committee engaged Houlihan Lokey based on Houlihan Lokey's experience and reputation. Houlihan Lokey is regularly engaged to provide advisory services in connection with mergers and acquisitions, financings, and financial restructurings.

        The Company has agreed to pay Houlihan Lokey an aggregate fee of $800,000 for its services, of which $400,000 became payable upon the delivery of Houlihan Lokey's opinion, dated December 21, 2018, to the special committee. Houlihan Lokey's fee was not contingent upon the successful completion of the iStar Investment Transaction or the conclusion reached in Houlihan Lokey's opinion. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses arising out of or relating to Houlihan Lokey's engagement.

        Houlihan Lokey and/or certain of its affiliates have in the past provided financial advisory and/or other financial or consulting services to the Company, for which Houlihan Lokey and/or its affiliates have received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, our Operating Partnership, iStar, our manager, other participants in the iStar Investment Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, our Operating Partnership, iStar, our manager, other participants in the iStar Investment Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Regulatory Approvals Not Required or Obtained; NYSE Listing

        The Company is required to submit Proposal 2 for stockholder approval pursuant to Section 312.03 of the NYSE Listed Company Manual. No other filings or regulatory approvals are required with respect to the iStar Investment Transaction. We intend to submit supplemental listing applications to the NYSE to list the Exchange Shares and any shares of Common Stock issued to iStar in respect of the iStar Preemptive Right.

Description of iStar Investment Transaction Documents

        While we believe that the summary below of the agreements entered into in connection with the iStar Investment Transaction describes the material terms of such agreements, it may not contain all of the information that is important to you, and is qualified in its entirety by the relevant instruments and agreements themselves, which were included as exhibits to our Current Report on Form 8-K filed with the SEC on January 3, 2019, and are incorporated by reference herein. We encourage you to read the relevant instruments and agreements themselves in their entirety. Further, representations, warranties and covenants in the Investor Unit Purchase Agreement are not intended to function or to be relied on as public disclosures.

Investor Unit Purchase Agreement

        Pursuant to the Investor Unit Purchase Agreement, the Operating Partnership issued and sold to iStar, and iStar purchased from the Operating Partnership, 12,500,000 Investor Units at a purchase price of $20.00 per unit, for a total purchase price of $250.0 million. The terms of the Investor Units are set forth in the Certificate of Designations, which is described in more detail below.

Representations and Warranties

        The Investor Unit Purchase Agreement contains customary representations and warranties jointly and severally made by the Company and the Operating Partnership to iStar and customary representations and warranties made by iStar to the Company.

        The Company's and the Operating Partnership's representations and warranties under the Investor Unit Purchase Agreement relate to, among other things:

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  the due organization, valid existence, good standing and corporate power of the Company and the Operating Partnership;

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  the authority of the Company and the Operating Partnership to enter into the Investor Unit Purchase Agreement and related agreements and complete the issuance and sale of the Investor Units and the other transactions contemplated by the Investor Unit Purchase Agreement and related agreements and the enforceability of the Investor Unit Purchase Agreement and related agreements against the Company and the Operating Partnership;

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  the valid issuance and due authorization of the Investor Units and, upon receipt of stockholder approval, of the Exchange Shares;

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  the absence of any statutory or contractual pre-emptive rights of third parties with respect to the Investor Units or the Exchange Shares, other than the rights of SFTY Venture LLC and SFTY Venture VIIB, LLC set forth in the Post IPO Stockholder's Agreements, dated as of April 14, 2017, between each of them and the Company;

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  the absence of any liens, claims or encumbrances in connection with the issuance, purchase and sale of the Investor Units and, when applicable, the Exchange Shares, other than transfer restrictions under the Investor Unit Purchase Agreement and under other agreements contemplated thereby; and

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  the absence of any voting requirement in connection with the issuance, purchase and sale of the Investor Units and the Exchange Shares, other than the vote of the stockholders of the Company to be taken at the meeting on Proposal 2.

        The foregoing restrictions will immediately terminate if the Company enters into a definitive agreement with respect to a transaction involving all or a controlling person of its Common Stock or all or substantially all of its assets.

        iStar's representations and warranties under the Investor Unit Purchase Agreement relate to, among others:

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  its status as an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act;

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  the absence of intent to resell the Investor Units and, when applicable, the Exchange Shares in connection with any public distribution or public offering thereof within the meaning of the Securities Act;

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  the due organization, valid existence, good standing and corporate power of the Company and the Operating Partnership

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  the authority of iStar to enter into the Investor Unit Purchase Agreement and related agreements and complete the issuance and sale of the Investor Units and the other transactions contemplated by the Investor Unit Purchase Agreement and related agreements and the enforceability of the Investor Unit Purchase Agreement and related agreements against iStar;

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  its acknowledgment that the Investor Units and Exchange Shares are "restricted securities" under the Securities Act subject to transfer restrictions;

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  its substantive, pre-existing relationship with the Company and the Operating Partnership; and

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  its financial and business knowledge and experiences and ability to bear risk in connection with its investment in the Investor Units.

Covenants Regarding Stockholder Approval and Exchange of Investor Units for Common Stock

        The Company agreed to solicit stockholder approval for the issuance of the Exchange Shares and the grant of the iStar Preemptive Right and future issuances of Common Stock pursuant to any exercise of such right, which approvals are being sought at the annual meeting.

        If the Company has not received proxies representing a sufficient number of shares of Common Stock to approve Proposal 2, the Company will adjourn the meeting until such date as is mutually agreed upon by the Company and iStar, which date shall not be less than five days nor more than ten days after the adjournment, and subject to the terms and conditions of the Investor Unit Purchase Agreement, will continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders.

        Within 10 business days after receipt of stockholder approval, the Company will exchange the Investor Units for Common Stock on a one-on-one basis in accordance with the terms of the Investor Units. Upon completion, the Investor Units will be retired and extinguished by the Operating Partnership. The Investor Units may not be transferred prior to exchange. The Investor Units will be transferable, subject to compliance with securities laws, if stockholder approval for the exchange has not been obtained by June 30, 2019.

        Prior to the annual meeting, neither the Company nor the Operating Partnership will issue shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock at a price less than $20.0 per unit, other than grants of shares of Common Stock or securities convertible or exchangeable into or exercisable for share of Common Stock under the Company's incentive plan; provided, however, that the Company may issue up to $100 million of shares of Common Stock at a price less than $20.00 in an offering in which iStar is afforded the opportunity to exercise the iStar Preemptive Right.

Stockholder's Agreement

        In connection with iStar's purchase of the Investor Units, the Company and iStar entered into a Stockholder's Agreement, dated January 2, 2019 (the "Stockholder's Agreement"), which sets forth certain rights and obligations of iStar and the Company, respectively, relating to iStar's ownership of the Investor Units and our Common Stock.

        The Stockholder's Agreement provides that with respect to any matter presented for a vote or written consent of the holders of our Common Stock after the date on which the Investor Units are exchanged for our Common Stock (the "Exchange Date"), iStar will vote all "Excess Shares" in the same proportions as the votes cast or consents delivered by holders of SAFE Common Stock other than iStar. "Excess Shares" means the number of shares of SAFE Common Stock, including, without limitation, Exchange Shares owned by iStar from time to time that exceed 41.9% of the outstanding Common Stock at such time, including the Exchange Shares. These voting limitations will remain in effect until the first date on which iStar's aggregate ownership of Common Stock is less than 41.9% of the outstanding Common Stock.

        The Stockholder's Agreement also provides that, notwithstanding the voting limitations described above, for three years, iStar will cast all of its voting power in favor of three individuals who are independent of each of iStar and SAFE within the meaning of the listing rules of the NYSE to serve as directors of the Company.

        For a term of two years without the prior consent of the Company's independent directors, iStar and its affiliates shall not:

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  purchase or otherwise acquire legal or beneficial ownership of Common Stock in excess of the ownership threshold then applicable to iStar and its subsidiaries;

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  solicit proxies or written consents of stockholders with respect to, a or in any way participate in any proxy solicitation with respect to, the election or removal of directors that have not been approved and recommended by the independent directors of the Company or any other matter that has not been approved and recommended by the Company, otherwise conduct any non-binding referendum with respect to or participate in, advise or encourage any person in, any proxy contest or solicitation with respect to the Company not approved or recommended by the independent directors;

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  make any public disclosure, statement, comment or announcement, including with the filing or furnishing of any document with the SEC or any other governmental agency or to any journalist or analyst or the press or media (including social media), in support of the foregoing;

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  form, join or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act, with respect to any securities of the Company, or otherwise advise, encourage or participate in any effort by a third party with respect to the foregoing;

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  call a meeting of stockholders or initiate any stockholder proposal, or seek the removal of any director from the Board (other than any director that is affiliated with iStar);

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  make any public statement or offer, propose to effect, or in any way assist or facilitate any other person to do so, with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets (other than in the ordinary course of operating the Company's business in iStar's capacity as the Company's external manager), sale or purchase of securities (other than in connection with the Company's capital raising activities), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its subsidiaries;

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  take any action which could reasonably be expected to cause or require the Company to make a public announcement regarding any of the foregoing, or publicly request to amend, waive or terminate any of the foregoing; and

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  advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

        The Stockholder's Agreement restricts iStar's ability to transfer Exchange Shares for one year after the Exchange Date. In addition, for a period of two years, iStar will not transfer shares of Common Stock representing more than 20% of the outstanding Common Stock in one transaction or a series of related transactions to any person or group, other than transfers of Common Stock pursuant to a widely distributed public offering, unless the non-iStar holders of Common Stock are afforded the opportunity to participate in the transaction at the same price per security and in the same proportion as their Common Stock represents of the outstanding fully diluted equity of SAFE.

        In connection with the transaction, we agreed that with respect to each issuance by us of Common Stock with a value of at least $1.0 million, iStar will have the right, but not the obligation, to purchase from the Company additional shares of Common Stock to maintain its percentage ownership of Common Stock after giving effect to the issuance. iStar will pay the same purchase price as is paid by other purchasers in the issuance, disregarding any underwriting, placement agent or other fees and commissions borne by the Company. iStar will have this right so long as it owns at least 20% of our outstanding Common Stock. We refer to this right as the "iStar Preemptive Right." The iStar Preemptive Right will not apply to issuances by the Company pursuant to equity incentive plans.

Amended and Restated Management Agreement

        In connection with the iStar Investment Transaction, the Company, the Operating Partnership and SFTY Manager LLC (a wholly-owned subsidiary of iStar) amended and restated on January 2, 2019 the Management Agreement dated as of June 27, 2017 (as amended and restated, the "Amended and Restated Management Agreement"). The Amended and Restated Management Agreement provides for a base management fee that will increase incrementally as SAFE's Total Equity (as defined in the agreement) increases, as follows:

Management Fee (% of Total Equity)	SAFE Total Equity
1.0%	Up to $1.5 billion;
1.25%	Incremental Total Equity above $1.5 billion up to $3.0 billion;
1.375%	Incremental Total Equity above $3.0 billion up to $5.0 billion; and
1.5%	Incremental Total Equity above $5.0 billion.

        The management fee will be payable in cash or Common Stock, at the Company's election (as determined by the Company's independent directors). Common Stock issued to pay the management fee will be valued at the greater of $20.00 or a recent volume weighted average market price.

        The Amended and Restated Management Agreement will have an initial term through June 30, 2022 during which the agreement is non-terminable, except for certain cause events. After the initial term, the agreement will be automatically renewed for additional one-year terms, unless 2/3 of the Company's independent directors decline to renew the agreement because they have determined that the manager's long-term performance is unsatisfactory to the point of material detriment to SAFE. SAFE will be obligated to pay the manager a termination fee equal to three times the annual management fee paid in respect of the last completed fiscal year prior to the termination if, by the time of such termination, SAFE has raised total equity of at least $820.0 million since inception, including from iStar.

        In addition, beginning with the seventh annual renewal term after the initial term and in connection with each annual renewal thereafter, SAFE may decline to renew the management agreement if 2/3 of the Company's independent directors determine that the management fee is unfair and the manager does not accept a different fee, or the parties are unable, after good faith negotiations, to agree on a new fee. The termination fee will be payable upon such termination provided that the total equity condition described above has been satisfied.

Amended and Restated Registration Rights Agreement

        In connection with iStar's purchase of the Investor Units, iStar and the Company have entered into an Amended and Restated Registration Rights Agreement, dated January 2, 2019, which requires SAFE to, among other things, use commercially reasonable efforts to file with the Securities and Exchange Commission within six months after the purchase of the Investor Units a shelf registration statement providing for resale of all shares of SAFE Common Stock held by iStar. The agreement also provides iStar with certain demand registration rights. The agreement amends and restates the Registration Rights Agreement, dated as of June 27, 2017, between iStar and the Company.

Voting Agreements

        The Company entered into voting agreements with each of SFTY Venture LLC and SFTY VII-B, LLC pursuant to which they agreed to vote their shares of Common Stock to approve the matters being submitted for approval in Proposal 2. The voting agreements expire on June 30, 2019. SFTY VII-B, LLC is an affiliate of Lubert-Adler, L.P. Dean Adler, a principal of Lubert-Adler, L.P., is a director of the Company. SFTY Venture LLC owns 2,125,000 shares of Common Stock and SFTY VII-B, LLC owns 750,000 shares of Common Stock at the date of this proxy statement. iStar has advised us that it intends to vote all of its shares of Common Stock in favor of the Proposal. Therefore, assuming that the parties to the voting agreements comply with their obligations, passage of Proposal 2 is assured even if no other stockholder votes in favor of it.

Partnership Unit Designation of Investor Units

        The Partnership Unit Designation of Investor Units, dated as of January 2, 2019, established the Investor Units as a newly-designated series of limited partnership interests in the Operating Partnership. Each Investor Unit receives distributions equivalent to distributions declared and paid on one share of Common Stock. The Investor Units have no voting rights. The Investor Units have limited protective consent rights over certain matters such as amendments to the terms of the Investor Units that would adversely affect the Investor Units.

        The Investor Units may not be converted or exchanged for cash or other property; provided, however, that SAFE agreed to seek stockholder approval to issue the Exchange Shares, which we are seeking pursuant to this Proposal 2. The Investor Units may not be transferred prior to such exchange. The Investor Units will be transferable, subject to compliance with securities laws, if stockholder approval for the exchange has not been obtained by June 30, 2019. Prior to the annual meeting held to obtain approval for the exchange, SAFE is restricted from issuing Common Stock or partnership units of the Operating Partnership, in each case at less than $20.00 per share or unit, other than in the form of grants pursuant to SAFE's incentive plan; provided, however, that SAFE may issue up to $100.0 million of shares of Common Stock at a price less than $20.00 in an offering in which iStar is offered the opportunity to purchase Common Stock pursuant to the iStar Preemptive Right.

Amended and Restated Agreement Regarding Ownership Waiver Agreement

        In connection with the iStar Investment Transaction, the Company and iStar entered into an amended and restated agreement regarding ownership waiver agreement to increase the Group Excepted Holder Limit (as defined in the agreement) from 41.9% to 65.5%, solely to permit the acquisition and ownership by iStar and its wholly owned subsidiaries of 12,5000,000 shares of Common Stock issued to iStar upon completion of the Exchange of Investor Units to Common Stock subject to the terms and conditions therein. This agreement was further amended on February 14, 2019 to permit iStar to purchase up to an additional 2.0% of the outstanding Common Stock. All shares of Common Stock held by iStar are subject to the Stockholder's Agreement.

Risks Relating to the Approval of Proposal 2

        Stockholders will experience a decrease in their ownership percentages of our Common Stock as a result of the issuance of the Exchange Shares and potential future issuances of Common Stock pursuant to the iStar Preemptive Right.

        If Proposal 2 is approved, we will issue 12,500,000 shares of Common Stock to iStar, thereby increasing our outstanding shares of Common Stock from 18,275,941 shares to 30,775,941 shares. Although iStar has agreed to limit its voting power to 41.9% pursuant to the Stockholder's Agreement, which means that iStar will gain no additional voting power as a result of the issuance of the Exchange Shares to iStar, the issuance of the Exchange Shares and possible issuances of Common Stock to iStar in the future pursuant to the iStar Preemptive Right, will decrease the ownership percentages of our other common stockholders and could negatively impact the price of our Common Stock.

The ownership of our Common Stock will be further concentrated.

        Upon issuance of the Exchange Shares to iStar, iStar's percentage ownership of our Common Stock will increase from approximately 42.4% to approximately 65.8%, based on the number of shares of Common Stock owned by iStar as of the date of this proxy statement. In addition, a wholly-owned subsidiary of iStar is our external manager and two representatives of iStar serve on our Board, including our chairman and chief executive officer who is also the chairman and chief executive officer of iStar. Although iStar has agreed to limit its voting power, the increased ownership interest of iStar may directly or indirectly deter new investors from investing in us out of concerns for a lack of liquidity in our Common Stock and an inability to influence corporate matters. Additionally, the increased concentration may deter third parties from seeking change of control transactions with us.

Interests of Certain Persons in Proposal 2

        Certain of our directors and executive officers and iStar have interests in Proposal 2 that may be different from, in addition to or in conflict with yours. Those interests include:

  •
  Jay Sugarman, our chairman and a director, and Robin Josephs, one of our directors, are also directors of iStar and Mr. Sugarman is also the chairman of iStar's board of directors.

  •
  Each of our executive officers is also an executive officer of iStar. We pay management fees to iStar under our management agreement, but iStar solely determines and pays each person's compensation.

  •
  As of the date of this proxy statement, the following directors and executive officers of the Company are beneficial owners of the number of shares of common stock of iStar set forth below:

Name	Shares of iStar Common Stock
Jay Sugarman	2,576,437
Robin Josephs	205,330
Nina Matis	305,998
Andrew Richardson	34,525

        To the extent that iStar receives benefits from the transactions described in Proposal 2, the individuals named above may receive direct or indirect benefits, including as a result of any increase in iStar's common stock price attributable to the transactions.

        iStar receives a number of benefits from the transactions, including without limitation the following:

  •
  An increase in its percentage ownership interest in us, which may give it greater ability to influence corporate matters, notwithstanding the limitations on iStar's voting power contained in the Stockholder's Agreement.

  •
  The opportunity to receive dividends on the Investor Units and the Exchange Shares.

  •
  Changes in the Amended and Restated Management Agreement, including the inclusion of a termination fee and provisions adding an initial term during which the agreement may only be terminated for cause and limiting the Company's termination rights thereafter.

  •
  The iStar Preemptive Right.

Vote Required

        Pursuant to the rules of the NYSE, the approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the meeting. This means that there must be more votes "FOR" the proposal than the aggregate of votes "AGAINST" the proposal plus abstentions at the meeting.

        Abstentions will be counted as votes "AGAINST" the proposal. Broker "non-votes" will have no effect on the outcome of this vote.

        iStar intends to vote all of its shares of Common Stock in favor of the Proposal. Therefore, assuming that the parties to the voting agreements described above comply with their obligations, passage of Proposal 2 is assured even if no other stockholder votes in favor of it.

        Pursuant to the Investor Unit Purchase Agreement, we are obligated to adjourn the meeting to solicit additional proxies if there are insufficient votes at the meeting to approve the Exchange of Investor Units to Common Stock and reconvene the meeting at a date mutually agreed upon by the Company and iStar, which date shall not be less than five days nor more than ten days after the date of adjournment.

Recommendation Regarding Approval of the iStar Investment Transaction

        The Board of Directors, with Mr. Sugarman and Ms. Josephs abstaining, unanimously recommends that you vote FOR Proposal 2.

PROPOSAL 3: APPROVAL OF CARET PERFORMANCE INCENTIVE PLAN

        At the annual meeting, you are being asked to approve our CARET Performance Incentive Plan (the "Plan"). The Plan is intended to provide, primarily to: (i) senior executives and employees of our manager and its affiliates, (ii) our directors, and (iii) others who provide services to us, incentive compensation which is directly tied to both the performance of the residual component of our portfolio (the "Owned Residual Portfolio") and the price performance our common stock. The creation of the Plan stems from our efforts to create transparency and market recognition of the residual component of our ground leases.

What is the "Owned Residual Portfolio"?

        We generate cash flow for stockholders from two sources:

  •
  Rent payments received on our portfolio of ground leases during the terms of the leases

  •
  Principal payments received upon:

  •
  Sale of a ground lease prior to maturity

  •
  Sale of a property (land and improvements) taken back after a lease defaults

  •
  Sale of a property (land and improvements) after the lease expires

  •
  Proceeds of a refinancing of ground lease assets

        The Owned Residual Portfolio represents the potential future principal payments we realize over and above our cost basis in acquiring the ground leases as a result of the right that we typically have under our ground leases to acquire the buildings and other improvements on our land, for no additional consideration, at the expiration or earlier termination of the lease. After we recover our cost basis in the ground leases, any additional principal payments generated are included in the Owned Residual Portfolio.

        In 2018, we created interests (called CARET Units) tied to future distributions of excess cash generated by the sale of a ground lease, the sale of a combined property (land and improvements) or a non-recourse mortgage debt refinancing of a ground lease. We created a total of 10,000,000 CARET Units representing 100% of the potential future distributions from such residual realization events. We created an incentive pool of 15% of the CARET Units for performance-based awards under the Plan, subject to stockholder approval. We own the remaining 85% of the CARET Units. CARET Units may be offered for sale in the future to independent, third-party investors, which would reduce our percentage interest in distributions made to holders of CARET Units.

        A fundamental principle underlying the Plan is that participants should only realize compensation benefits from their CARET Units if the Company's stockholders have received meaningful returns. Therefore, there are significant hurdles based on improvements in the price of our common stock which must be achieved before Plan participants vest in their awards of CARET Units.

        The Compensation Committee, in consultation with its independent consultants, has worked to design the Plan, which has been approved by the Board and achieves significant company objectives, including:

  •
  Encouraging and rewarding excellent ground lease investment decisions.

  •
  Encouraging personnel and the market to recognize and reward the link between the Owned Residual Portfolio and our long-term success, and to capture the benefits of this recognition for our stockholders.

  •
  Fostering long-term retention by our manager of investment and other senior professionals who provide services to us.

  •
  Providing a recruiting tool for top-tier talent to join our manager and provide services to us.

  •
  Aligning the interests of SAFE stockholders and our executives and other personnel of our manager.

        If the Plan is not approved by our stockholders, we will use common stock-based awards or other structures of incentive compensation to achieve our goals described above. There is no assurance that an alternative incentive compensation structure can be implemented or, if implemented, that it will be successful in achieving these goals. We have received commitments from iStar and institutional holders, who together own an aggregate of 57.68% of our outstanding common stock, to vote in favor of the Plan; therefore, we expect the Plan will be approved at the meeting.

        Some of the key features of the Plan are as follows:

  1.
  SUBSTANTIAL, STOCK PRICE BASED VESTING REQUIREMENTS: CARET Unit awards under the Plan are subject to vesting based on the achievement of stock price hurdles and are subject to forfeiture if service conditions are not met. There is also a clawback provision.

  2.
  PARTICIPATION IN CARET UNITS: Awards under the Plan are made solely in CARET Units.

  3.
  ALIGNMENT WITH PERFORMANCE OF STOCK AND OWNED RESIDUAL PORTFOLIO: The awards only vest as and when specified price hurdles on our common stock have been achieved, and distributions will only be made when the Company realizes proceeds from specified realization events from the Owned Residual Portfolio.

  4.
  TAX EFFICIENCY: The Plan is intended to be tax efficient for the Company.

        A full summary of the Plan is set forth below.

Summary of the Plan

        This summary of the material provisions of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Annex B. To the extent that there is a conflict between this summary and the Plan document, the Plan document shall govern. Capitalized terms used but not defined herein shall have their meanings as defined in the Plan.

Purpose

        The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by encouraging personnel to make excellent ground lease investment decisions, and encouraging the market to recognize and reward the link between the Owned Residual Portfolio and the Company's long-term success.

Duration

        The Plan was approved by the Board effective as of July 24, 2018. Awards may be made under the Plan until December 31, 2027, unless the Plan is terminated earlier by the Board. Subject to other applicable provisions of the Plan, all awards made under the Plan prior to termination of the Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

Administration

        The Plan will be controlled, managed and administered by the Committee, or such other committee or subcommittee authorized by the Board of Directors to administer the Plan, which will consist of two or more members. Each member of the Committee shall be a "Non-employee Director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar rule which may subsequently be in effect ("Rule 16b-3"). All costs of Plan administration will be paid by the Company.

        The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may, to the extent not inconsistent with the terms of the Plan: (i) approve the eligible participants under the Plan; (ii) grant awards under the Plan; (iii) provide for the forms of award agreement to be utilized in connection with the Plan, which need not be identical for each participant, and rules and regulations for administration of the Plan; (iv) determine the terms and conditions of, and all other matters relating to, awards under the Plan; (v) construe and interpret the Plan and award agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (vi) appoint such agents, counsel, accountants, consultants, claims administrator and other persons as may be necessary or appropriate to assist in administering the Plan; (vii) determine whether an individual has incurred a termination of employment; (viii) determine the extent, if any, to which awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ix) determine whether to accelerate vesting of any award and (x) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee, with respect to any award, may exercise its discretion at the time of the award or thereafter.

        Without limiting the generality of the powers of the Committee, it is contemplated that all numerical computations relating to stock price and other performance metrics, if any, shall be prepared by the manager for submission to the Committee for its review and approval. The Committee may engage outside counsel, accountants, and other agents if it deems it appropriate to facilitate its review of such computations. For the sake of clarity, the Committee shall retain ultimate authority and final approval power over all determinations under the Plan.

Eligibility and Types of Awards

        Any senior executive of the manager or its affiliates who is recommended by the manager to participate in the Plan, any director, and any other person providing services to us is eligible to participate in the Plan. The Committee will approve, from a list of recommendations from the manager, which of the manager's or its affiliates' eligible employees will become participants in the Plan. The Committee may consider any factors it deems pertinent in approving an eligible participant.

CARET Units

        CARET Units evidence a separate class of membership profit interests in our subsidiary, CARET Management Holdings LLC, designated as "CARET Units". CARET Units entitle their holder to receive distributions of cash proceeds in excess of the Company's remaining cost basis, after the repayment of transaction costs, asset-level debt and reasonable reserves, from (1) the sale of a ground lease or a combined property (land and improvements) or (2) a non-recourse mortgage debt refinancing of a ground lease. Our remaining cost basis for this purpose includes our acquisition costs, costs of improvements that we have acquired, carrying and financing costs on improvements that we have acquired that are not covered by revenues, and any unpaid past due rents under a ground lease. We have committed to sell a real property within 12 months after an involuntary termination of a ground lease due to a tenant default or a rejection in a tenant bankruptcy, to the extent reasonably and commercially practicable. We have also committed to own all of our ground leases directly or indirectly through our CARET subsidiary.

        We created the CARET Units in August 2018. A total of 10,000,000 CARET Units are authorized. 15% of that total authorized amount, or 1,500,000 CARET Units, are reserved for awards under the Plan and approximately 96% of those CARET Units have been granted, subject to stockholder approval of the Plan. SAFE owns the remaining 85% of the CARET Units. CARET Units may be offered for sale in the future to independent, third-party investors, which would reduce our percentage interest in distributions made to holders of CARET Units. To the extent that an award expires or is cancelled, forfeited or otherwise terminated, the unused CARET Units will again be available for grant.

Vesting

        Unless otherwise provided in an award agreement, vesting will be based on both a series of SAFE stock price targets and time of service conditions. The stock price targets are as follows:

  •
  2% of the total pool (13.33% of each award) will vest once SAFE's stock price has reached $25.00

  •
  2.5% of the total pool (16.67% of each award) will vest once SAFE's stock price has reached $27.50

  •
  3.0% of the total pool (20% of each award) will vest once SAFE's stock price has reached $30.00

  •
  3.5% of the total pool (23.33% of each award) will vest once SAFE's stock price has reached $32.50

  •
  The remaining 4% of the total pool (26.67% of each award) will vest once SAFE's stock price has reaches $35.00

        Stock price targets are deemed met when SAFE's average closing price over any period of 60 consecutive trading days exceeds the relevant hurdle.

        The additional time-based vesting conditions are as follows:

  •
  25% of each award shall be fully vested upon stock price target being attained

  •
  25% additional amount of each award shall become fully vested one year after stock price target is attained

  •
  50% additional and final amount of each award shall become fully vested two years after stock price target is attained

  •
  Any unvested awards will terminate after 3 years from the grant date

Termination of Employment

        Notwithstanding the vesting schedule set forth above, the following special rules shall apply upon a termination of employment: (i) if the participant's employment is terminated for "cause" or if the participant resigns voluntarily, then all unvested CARET Units shall be forfeited; (ii) if the participant's employment is terminated due to the participant's death or disability, and for certain participants upon retirement, then the participant's unvested CARET Units shall continue to vest as and when the vesting conditions described above are satisfied.

Extraordinary Transactions

        Upon the occurrence of a Change in Control, as defined in the Plan, the Company will have the right to purchase all of the outstanding CARET Units at their fair market value, determined in accordance with procedures set forth in the Plan. In the event of changes in the capitalization of the CARET Unit issuer or certain changes in law, the Committee shall equitably adjust the outstanding CARET Units and the number of authorized CARET Units under the Plan.

Excess Parachute Payments

        In the event that a participant becomes entitled to payments or benefits under the Plan and/or any other payments or benefits by reason of a "change of control" as defined in Section 280G of the Code and regulations thereunder, and any such payment would constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, or would otherwise be subject to the excise tax imposed under Section 4999 of the Code, or any similar federal or state law, the amount of the participant's payments shall be limited to the largest amount payable, if any, that would not result in the imposition of any excise tax to the participant, but only if, notwithstanding such limitation, the total payments, net of all taxes imposed on the participant with respect thereto, would be greater than if no excise tax were imposed.

Amendment and Termination; No Repricing

        The board or the Committee may amend, alter, or terminate the Plan at any time, and the Committee may amend, alter or discontinue the terms of any award theretofore granted, but no amendment, alteration, discontinuance or termination shall be made which would materially impair the rights of a participant under an award theretofore granted without the participant's consent, except such an amendment made to cause the Plan to comply with applicable law (including without limitation, Section 409A of the Code); provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

        Notwithstanding the preceding paragraph or any provision of the Plan, the repricing of awards under the Plan shall not be permitted without stockholder approval.

Clawback

        In the event the board of directors of the Company determines that a participant has engaged in fraud, willful misconduct or a violation of Company policy that (a) caused or otherwise contributed materially to the need for a material restatement or adjustment of the Company's financial results within two (2) years after the period presented, or (b) caused or otherwise contributed materially to a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded or paid to such participant, the Company's board of directors will review the award of CARET Units and all other performance-based compensation awarded to or earned by the participant during fiscal periods materially affected by the restatement, adjustment or negative revision. If the board of directors determines that the performance-based compensation would have been materially lower if it had been based on the restated, adjusted or revised results, the board of directors may, to the extent permitted by applicable law, require the participant to forfeit and repay to the Company any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

Certain U.S. Federal Income Tax Consequences

        The following is a general summary of the material U.S. federal income tax consequences of the grant of awards under the Plan and the disposition of CARET Units acquired under the Plan and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

        Assuming a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize income when the CARET Units are granted or when they vest. Grantees will recognize income when CARET Units that have vested are subsequently sold. We expect that any income at the time of sale will be primarily taxed at capital gains rates, and we will not be entitled to a tax deduction when an award of CARET Units is made or when they are sold.

        In addition, participants will recognize taxable income when our subsidiary that is the issuer of the CARET Units, CARET Management Holdings LLC, recognizes taxable income. The character of the income will be either capital or ordinary income depending on the nature of the transaction that produced such income. In either case, we will not have a deduction for amounts recognized as income by the participants.

New Plan Benefits

        Other than with respect to the initial allocations of awards set forth below, awards under the Plan will be determined by the Committee in its discretion and it is, therefore, not possible to predict the awards that will be made to particular participants in the future under the Plan.

New Plan Benefits Table
CARET Performance Incentive Plan

Name and Position	Dollar Value ($)		Number of CARET Unit Awards
Jay Sugarman (Chairman and Chief Executive Officer)		$(1)	735,000
Nina Matis (Vice Chairman)		$(1)	40,000
Marcos Alvarado (President and Chief Investment Officer)		$(1)	367,500
Andrew Richardson (Chief Financial Officer)		$(1)	40,000
All current executive officers as a group		$(1)	1,182,500
Non-executive director group		$(1)	15,000
Non-executive officer employee group		$(1)	240,000

(1)
Dollar value is not determinable; compensation will only be earned to the extent the stock price targets and time-based vesting conditions are achieved.

Recommendation Regarding Approval of CARET Performance Incentive Plan

        The board recommends that you vote FOR approval of the CARET Performance Incentive Plan.

 PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the board of directors, with the concurrence of the board, has selected Deloitte & Touche LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2019, subject to ratification by our stockholders. We expect representatives of Deloitte & Touche LLP to attend the annual meeting to make a statement, if he or she desires, and to respond to appropriate questions.

Recommendation Regarding Ratification of Appointment of Deloitte & Touche LLP

        The board recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2019.

OTHER MATTERS

When Are Stockholder Proposals Due for the 2019 Annual Meeting?

        In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals intended to be presented at the annual meeting to be held in 2020 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our corporate secretary, and must be received by us no later than December 9, 2019 for inclusion in the 2020 proxy materials. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at our 2020 annual meeting, the proposal must contain the information required by our bylaws and be received by us in accordance with our bylaws. Pursuant to our current bylaws, stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted not later than December 9, 2019 and not earlier than November 9, 2019; provided, however, in the event that the date of the 2020 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after May 9, 2020, in order for a proposal by a stockholder to be timely, such proposal must be delivered not earlier than the 150th day prior to the date of the 2020 annual meeting and not later than 5:00 p.m., Eastern time, on the later of (1) the 120th day prior to the date of the 2020 annual meeting or (2) the 10th day following the date on which public announcement of the date of the 2020 annual meeting of stockholders is first made.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify us by (1) directing your written request to: Safehold Inc., 1114 Avenue of the Americas, 39th Floor, New York, New York 10036, Attn: Investor Relations or (2) contacting our Investor Relations department at (212) 930-9400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact us as specified above.

Are there any other matters coming before the 2019 Annual Meeting?

        Our management does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting or any postponement of the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their discretion.

        We urge you to authorize a proxy to vote your shares by completing, signing, dating and returning the accompanying proxy card in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

Availability of 2018 Annual Report

        Our 2018 Annual Report, including our audited financial statements for the fiscal year ended December 31, 2018, without exhibits, is being made available to you along with this proxy statement. You may obtain, without charge, an additional copy of our 2018 Annual Report, without exhibits, by writing to us at Safehold Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036, Attention: Investor Relations, or by visiting our website at www.safehold.com. The 2018 Annual Report is not part of the proxy solicitation materials, however, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Additional Information

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference: (a) the information contained in our Annual Report on Form 10-K for the year ended December 31, 2018; (b) our Current Report on Form 8-K, including the exhibits thereto, filed with the SEC on January 3, 2019; and (c) the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You may obtain, without charge, a copy of any of the documents incorporated by reference herein by writing to us at Safehold Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036, Attention: Investor Relations, or by visiting our website at www.safehold.com.

By Order of the Board of Directors

Geoffrey M. Dugan General Counsel, Corporate and Secretary New York, NY April , 2019

 Annex A

CONFIDENTIAL

December 27, 2018
The Special Committee of the Board of Directors
Safety, Income & Growth Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY 10036

Dear Special Committee:

        We understand that Safety, Income & Growth Inc. (the "Company"), Safety, Income & Growth Operating Partnership LP ("SAFE OP") and iStar Inc. ("iStar"), which is the Company's largest shareholder, propose to enter into the Agreement (defined below) pursuant to which, among other things, SAFE OP will issue and sell to iStar 12,500,000 units (the "Purchased Units") of a newly established series of limited partnership interests of SAFE OP designated as "Investor Units" (such issuance and sale of the Purchased Units, the "Equity Contribution") for aggregate cash consideration of $250,000,000 (the "Consideration"). The Agreement also provides that, at the closing of the Equity Contribution, the Company, SAFE OP, iStar and SFTY Manager, LLC ("SAFE Manager"), which is a wholly-owned subsidiary of iStar and the external manager of the Company, will enter into an amended and restated management agreement (the "Amended Management Agreement"), pursuant to which, among other things, certain terms, including, without limitation, certain fee and other financial terms, will be amended (such amended fee and other financial terms, the "Amended Financial Terms"). Such entry into the Amended Management Agreement and the Equity Contribution are referred to herein, collectively, as the "Transaction."

        The Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Board") has requested that Houlihan Lokey Capital, Inc. ("Houlihan Lokey") provide an opinion (the "Opinion") to the Special Committee as to whether, as of the date hereof, the Consideration to be received by SAFE OP for the Purchased Units in the Transaction pursuant to the Agreement is fair to SAFE OP from a financial point of view. For purposes of our analyses and this Opinion, with your consent and approval, we have evaluated the foregoing (a) primarily on the basis of a comparison of the purchase price per Purchased Unit of $20.00 provided for in the Equity Contribution to the implied pre-Transaction per share reference ranges of the common stock, par value $0.01 per share, of the Company ("Company Common Stock"), taken as a whole, that we believe are indicated by our analyses, and (b) also taking into account the Amended Financial Terms and such other factors, in each case that are susceptible to financial analysis, that we deemed relevant for purposes of our analyses. No representation is made in this Opinion, either directly or indirectly, as to any legal matter or as to the sufficiency of the consideration set forth in the immediately preceding sentence for any particular or general purpose other than setting forth the scope of this Opinion.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.
reviewed a draft dated December 17, 2018 of the Investor Unit Purchase Agreement to be entered into by the Company, SAFE OP and iStar (the "Agreement");

2.
reviewed the Amended Financial Terms as set forth in a draft dated December 18, 2018 of the Amended Management Agreement;

3.
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

4.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company and its portfolio ground leases (the "Company Portfolio Ground Leases") made available to us by the Company, including financial projections (and adjustments thereto) prepared by the management of SAFE Manager relating to the Company for the years ending 2018 through 2022;

5.
spoken with certain members of the management of SAFE Manager and certain representatives and advisors of the Company regarding the business, operations, financial condition and prospects of the Company, the Company Portfolio Ground Leases, the Transaction and related matters;

6.
considered implied capitalization rates based on (a) the Company Portfolio Ground Leases, (b) the publicly available financial terms of certain ground lease transactions that we deemed to be relevant and (c) the market performance of the Company and other public companies that we deemed to be relevant;

7.
compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

8.
reviewed the current and historical market prices and trading volume for publicly traded shares of Company Common Stock, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant;

9.
considered the results of certain third party solicitation efforts undertaken by the Company and certain representatives and advisors of the Company (other than Houlihan Lokey) with respect to a possible equity financing;

10.
observed publicly available management fee, termination fee and other information contained in the management agreements of externally managed REITS that we deemed to be relevant in taking into account the Amended Financial Terms; and

11.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of SAFE Manager has advised us, and we have assumed, that the financial projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any of the Company Portfolio Ground Leases since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. In addition, with your approval, we have relied upon and assumed, without independent verification, that Investor Units and shares of Company Common Stock will be economically equivalent.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, the Company or SAFE OP that would be material to our analyses or this Opinion. Representatives of the Company have advised us, and, with your approval, we have relied upon and assumed, without independent verification, for purposes of our analyses and this Opinion, that the Transaction will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the organizational documents of the Company or SAFE OP or any credit agreement, indenture, rights agreement or other governing document relating to any indebtedness or securities of the Company or SAFE OP, and will be consummated in accordance with such terms and provisions without giving rise to, or otherwise resulting in, any rights of lenders or holders of any such indebtedness or securities. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement and the Amended Management Agreement will not differ in any respect from the drafts of the Agreement and the Amended Management Agreement identified above.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company (including, without limitation, any of the Company Portfolio Ground Leases) or any other party. We express no opinion as to the value of any of the Company Portfolio Ground Leases, or the price at which any such property may be transferable, at any time. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of the Company Portfolio Ground Leases is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or any of the Company Portfolio Ground Leases is or may be a party or is or may be subject. We have relied upon and assumed, without independent verification, that the Company has operated in conformity with the requirements for qualification as a REIT for federal income tax purposes since its formation as a REIT, and also have relied upon and assumed, without independent verification, that the Transaction will not adversely affect the REIT status of the Company.

        We have not been requested to, and did not, initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction. We express no view or opinion as to any such matters, including the terms that could have been obtained if any of the foregoing had been undertaken. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of Investor Units or Company Common Stock actually will be when issued pursuant to the Transaction or any subsequent exchange of Investor Units into Company Common Stock or the price or range of prices at which Investor Units or Company Common Stock may be purchased or sold, or otherwise be transferable, at any time. We make no representation as to whether Investor Units or Company Common Stock could actually be sold for the estimated amounts derived in our analyses.

        This Opinion is furnished solely for the use of the Special Committee (solely in its capacity as such) in connection with its evaluation of the Transaction and may not be relied upon by any other person or entity (including, without limitation, security holders, creditors or other constituencies of the Company or SAFE OP) or used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Houlihan Lokey or any of its affiliates be made, without the prior written consent of Houlihan Lokey.

        In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, SAFE OP, iStar, SAFE Manager or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

        Houlihan Lokey and/or certain of its affiliates have in the past provided financial advisory and/or other financial or consulting services to the Company, for which Houlihan Lokey and/or its affiliates have received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, SAFE OP, iStar, SAFE Manager, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, SAFE OP, iStar, SAFE Manager, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

        Houlihan Lokey has also acted as financial advisor to the Special Committee in connection with, and has provided support to the Special Committee in certain of the negotiations leading to, the Transaction and will receive a fee for such services, which is not contingent upon the successful completion of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction or the conclusion contained in this Opinion. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

        We do not express any opinion with respect to any matter other than the fairness, from a financial point of view, to SAFE OP of the Consideration to be received by SAFE OP for the Purchased Units in the Transaction to the Agreement from a financial point of view. This Opinion does not address or take into account the individual circumstances of any specific security holders of the Company with respect to control, voting or other rights, aspects or relationships which may distinguish such holders, the potential non-intrinsic value, if any, to such holders of the Purchased Units, or any governance or other special rights, powers or privileges that will be made available to iStar in the Transaction. For purposes of our analyses and this Opinion, we have not applied any control premium, minority or illiquidity discounts or other premiums or discounts, or otherwise give effect to any rights, restrictions or limitations, that may be attributable to any security of the Company or SAFE OP or blocks of such securities. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Company, its security holders, SAFE OP or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction (other than the Consideration to the extent expressly specified herein) or otherwise, including, without limitation, the terms of the Investor Units or the Amended Management Agreement or any subsequent exchange of Investor Units into Company Common Stock, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or SAFE OP, or to any other party, except to SAFE OP if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company, SAFE OP or any other party, (v) the relative fairness of any portion or aspect of the Transaction to any one class or group of the Company's, SAFE OP's or any other party's security holders or other constituents vis-à-vis any other class or group of the Company's, SAFE OP's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders (including iStar), SAFE OP, SAFE Manager or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, SAFE OP, iStar, SAFE Manager or any other participant in the Transaction, or any of their respective assets (including, without limitation, any of the Company Portfolio Ground Leases), under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise, (ix) the appropriate capital structure of the Company or SAFE OP or whether the Company or SAFE OP should be issuing Investor Units or any other type of security in the Transaction, or (x) the potential dilutive effects of the Equity Contribution on the existing security holders of the Company, or the other financial or other implications and effects of the Equity Contribution on the Company, SAFE OP, any security holders, creditors or other constituencies of the Company or SAFE OP, or any other party. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with the consent of the Special Committee, on the assessments by SAFE Manager and the Company's advisors as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, SAFE OP and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by SAFE OP for the Purchased Units in the Transaction pursuant to the Agreement is fair to SAFE OP from a financial point of view.

Very truly yours,
HOULIHAN LOKEY CAPITAL, INC.

 Annex B

CARET PERFORMANCE INCENTIVE PLAN

        Section 1.    Purpose.    The purpose of the Plan is to assist Safehold Inc. (the "Company") in attracting, retaining, motivating, and rewarding certain officers, directors, employees and consultants of the Company, its subsidiaries and their respective Affiliates and SFTY Manager LLC (the "Manager") and its managers, members, officers and key employees, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of CARET Units to Eligible Persons to encourage such persons to seek to create value in the residual interest component of the Company's Ground Leases, referred to as the "Value Bank," and market recognition of such value, for the benefit of the Company's stockholders.

        Section 2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

          (b)   "Award" means an award of CARET Units, or interests therein intended to qualify as profits interests for federal income tax purposes.

          (c)   "Award Agreement" means an award agreement making an Award under the Plan.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "CARET LLC" or "CARET Issuer" means CARET Ventures LLC, a subsidiary of the Partnership and the issuer of CARETs and CARET Units.

          (f)    "CARET Units" means units of membership interest in CARET Issuer designated as CARET Units under the LLC Agreement, as the same may be amended from time to time or tokenized as "CARETs," as contemplated by the LLC Agreement, or interests in any of the foregoing that are intended to qualify as profits interests for federal income tax purposes.

          (g)   "Cause" means, with respect to any Participant and in the absence of an Award Agreement otherwise defining Cause, (1) the Participant's conviction of or indictment for any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant's duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Company or its Affiliates, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates, or (4) willful neglect in the performance of the Participant's duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. In the event that there is an Award Agreement or a Participant Agreement defining Cause, "Cause" shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

          (h)   "Change in Control" means:

            (1)   a change in ownership or control of the Company or CARET Issuer effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission or pursuant to a Non-Control Transaction) whereby any "person" (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company or CARET Issuer possessing more than fifty percent (50%) of the total combined voting power of the Company's or CARET Issuer's securities eligible to vote in the election of the Board, in the case of the Company, or CARET Issuer's board of managers or similar governing body (the "Company Voting Securities");

            (2)   the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the "Incumbent Board") cease for any reason (other than by reason of death) to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including but not limited to a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

            (3)   the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Reorganization"), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the "Surviving Company") or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the "Parent Company"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to the Reorganization, (ii) no Person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization are members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (i), (ii), and (iii) above shall be a "Non-Control Transaction");

            (4)   the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or CARET Issuer to any "person" (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company's Affiliates; or

            (5)   a termination of the Management Agreement.

          Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (j)    "Committee" means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

          (k)   "Company" means Safehold Inc., a Maryland corporation, and its successors by operation of law.

          (l)    "Corporate Event" has the meaning set forth in Section 12(b) hereof.

          (m)  "Data" has the meaning set forth in Section 22(c) hereof.

          (n)   "Disability" means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, "Disability" shall have the meaning provided in such Award Agreement or Participant Agreement.

          (o)   "Effective Date" means July 24, 2018.

          (p)   "Eligible Person" means (1) each officer of the Company, the Partnership or any of their respective Affiliates, including each such officer who may also be a director of the Company, the Partnership or any of their respective Affiliates, (2) each non-employee director of the Company or any of its Affiliates, (3) the Manager and each of its managers, members, officers and employees, (4) each other natural person who provides substantial services to the Company, the Partnership, the Manager or any of their respective Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (5) each natural person who has been offered employment by the Manager; provided that such prospective employee may not receive any Award until such person has commenced employment or service with the Company or its Affiliates;

  provided further, however, that with respect to any Award that is intended to qualify as a "stock right" that does not provide for a "deferral of compensation" within the meaning of Section 409A of the Code, the term Affiliate as used in this Section 2(n) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. An employee on an approved leave of absence may be considered as still in the employ of the Company, the Partnership, the Manager or any of their respective Affiliates for purposes of eligibility for participation in the Plan.

          (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

          (r)   "Expiration Date" means the date upon which the term of an Award expires.

          (s)   "Incumbent Board" shall have the meaning set forth in Section 2(f)(ii) hereof.

          (t)    "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of CARET Issuer, dated as of August 16, 2018, as it may be amended, supplemented or restated from time to time in accordance with its terms.

          (u)   "Manager" means SFTY Manager, LLC, a Delaware limited liability company.

          (v)   "Management Agreement" means the Management Agreement among the Company, the Partnership and the Manager as it may be amended, supplemented or restated from time to time.

          (w)  "Non-Control Transaction" has the meaning set forth in Section 2(f)(3) hereof.

          (x)   "Parent Company" has the meaning set forth in Section 2(f)(3) hereof.

          (y)   "Participant" means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other Person who holds an Award.

          (z)   "Participant Agreement" means an employment or other services agreement or a severance or change in control agreement between a Participant and the Service Recipient and is effective as of the date of determination.

          (aa) "Partnership" means Safehold Operating Partnership LP, a Delaware limited partnership.

          (bb) "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

          (cc) "Plan" means this Safehold Inc. CARET Performance Incentive Plan, as amended from time to time.

          (dd) "Qualified Appraiser" shall mean an independent, nationally-recognized firm with experience in conducting appraisals of membership interests in Delaware limited liability companies.

          (ee) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(c) under Section 162(m) of the Code.

          (ff)  "Reorganization" has the meaning set forth in Section 2(f)(3) hereof.

          (gg) "Securities Act" means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

          (hh) "Service Recipient" means, with respect to a Participant holding a given Award, either the Company, the Partnership, CARET Issuer, the Manager or any of their respective Affiliates by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

           (ii)  "Stock" means the Company's common stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 12 hereof.

          (jj)   "Surviving Company" has the meaning set forth in Section 2(f)(3) hereof.

          (kk) "Termination" means the termination of a Participant's employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant's employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant's change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a "separation from service" within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

          (ll)   "Third-Party Appraiser" shall mean a Qualified Appraiser designated in accordance with the Dispute Resolution Process to determine the Fair Market Value of the CARET Units

        Section 3.    Administration.

        (a)    Authority of the Committee.    Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) accelerate the vesting of any Award, (6) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (7) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (8) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, the Manager, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

        (b)    Manner of Exercise of Committee Authority.    At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a "Qualifying Committee"). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to the Qualifying Committee, and the taking of any action by the Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

        (c)    Delegation.    To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or the Manager, or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

        (d)    Section 409A.    All Awards made under the Plan that are intended to be "deferred compensation" subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

        Section 4.    CARET Units Available Under the Plan.

        (a)    Number of CARET Units Available for Delivery.    Subject to adjustment as provided in Section 12 hereof, the total number of CARET Units reserved and available for delivery in connection with Awards under the Plan shall not exceed 15% of the number of CARET Units authorized for issuance under the LLC Agreement. Notwithstanding the foregoing, the number of CARET Units available for issuance hereunder shall not be reduced by CARET Units issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by applicable stock exchange rules, and their respective successor rules and listing exchange promulgations.

        (b)    Counting Rules.    The Committee may adopt reasonable counting procedures to ensure appropriate counting of Awards. To the extent that an Award expires or is canceled, forfeited, or otherwise terminated without a delivery to the Participant of the full number of CARET Units to which the Award related, the undelivered CARET Units will again be available for grant. CARET Units withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute CARET Units delivered to the Participant and shall not again be available for Awards under the Plan.

        Section 5.    CARET Units.

        (a)    General.    CARET Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of

CARET Units shall be set forth in separate Award Agreements, which agreements need not be identical. Unless otherwise set forth in a Participant's Award Agreement cash distributions, if any, with respect to CARET Units subject to performance-based vesting shall be withheld by the Company for the Participant's account and shall be subject to forfeiture to the same degree as the CARET Units to which such distributions relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash distributions withheld.

        (b)    Vesting, Forfeiture and Restrictions on Transfer.    CARET Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement. CARET Units shall be subject to forfeiture at such times and in such events as may be determined by the Committee and set forth in an Award Agreement. In addition to any other restrictions set forth in a Participant's Award Agreement, until such time as the CARET Units have vested pursuant to the terms of the Award Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the CARET Units.

        Section 6.    Company Repurchase Right Upon Change in Control.

        (a)   Upon the occurrence of a Change in Control, the Company (either directly or through CARET Issuer or any other direct or indirect subsidiary of the Company) shall have the right to purchase all, but not less than all, of the outstanding CARET Units from the holders of CARET Units issued under this Plan (each, a "Holder" and together, the "Holders") at a purchase price (the "Purchase Price") payable to each Holder equal to the product of (x) the Fair Market Value of a CARET Unit multiplied by (y) the number of CARET Units held by such Holder. The Fair Market Value shall be determined in good faith by the Company; provided, however, that if the Fair Market Value is being determined prior to the time that an unaffiliated third party has purchased CARET Units for cash from the Company in an arms' length transaction, the Fair Market Value shall be determined in substantially the same manner as the valuation of CARET Units performed by Houlihan Lokey pursuant to its Valuation Report, dated June 25, 2018 (the "HL Report") delivered to the Company, a copy of which has been provided to each Holder. The Company's determination of Fair Market Value shall be subject to the dispute resolution process set forth in paragraph (c) (the "Dispute Resolution Process"). In order for the Company to exercise its repurchase right, the Company shall send a notice (a "Repurchase Notice") at any time on or before, and in no event more than 10 business days after, the occurrence of the Change of Control to all Holders stating:

          (1)   that a Change of Control is proposed to occur or has occurred and the date on which it is expected to occur or on which it occurred;

          (2)   that the Company is exercising its right to repurchase all outstanding CARET Units pursuant to this Section;

          (3)   the Fair Market Value of a CARET Unit, as determined by the Company in good faith, subject to the Dispute Resolution Process;

          (4)   if a Repurchase Notice is delivered in advance of the Change of Control and conditioned on the occurrence of such Change of Control, that the repurchase is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

          (5)   the Repurchase Date set by the Company with respect to all Holders, other than Disputing Holders as provided herein. The "Repurchase Date" shall be a Business Day determined by the Company that is no earlier than 10 Business Days after the date of the Repurchase Notice, and no later than 20 days after the date of the Change of Control, unless a Dispute Resolution Process is still ongoing as of the Repurchase Date scheduled by the Company, in which case the

  Repurchase Date, solely as to the Disputing Holders, shall be the fifth Business Day after the final determination of the Fair Market Value pursuant to the Dispute Resolution Process.

        (b)   Within 7 Business Days after receipt of a Repurchase Notice, Holders (the "Disputing Holders") may elect to dispute the Company's determination of the Fair Market Value and have the Fair Market Value of a CARET Unit finally determined in accordance with paragraph (c) by delivering a notice (a "Dispute Notice") executed by each of the Disputing Holders (or a Holder duly appointed to deliver the Dispute Notice on each of their behalf), to the Company notifying the Company that such Disputing Holders wish to dispute the Company's determination of Fair Market Value and elect to have the Fair Market Value of a CARET Unit finally determined in accordance with paragraph (c). Any Holder that is not a Disputing Holder shall be bound by the Company's determination of Fair Market Value and shall not be entitled to receive any greater amount or required to repay to the Company any amount already received, as a result of the Dispute Resolution Process.

        (c)   Within ten (10) Business Days after the delivery of the Dispute Notice, the Company and a representative designated in writing by Holders representing not less than a majority of the Disputing Holders (the "Holders Representative") shall simultaneously exchange through an independent third party their good faith estimates of the Fair Market Value of the CARET Units (the estimate submitted by the Company, the "Company Price" and the estimate submitted by the Holders Representative, the "Holders Price"). If the Holders Price is less than or equal to 10% greater than the Company Price, then the Fair Market Value of the CARET Units shall be the average between the Company Price and the Holders Price. If the Holders Price is more than 10% greater than the Company Price, then the Company and the Holders Representative will negotiate in good faith to designate a Qualified Appraiser to be the Third-Party Appraiser. If the Company and the Holders Representative cannot mutually agree to a Qualified Appraiser within five (5) Business Days, each of the Company and the Holders Representative will designate a Qualified Appraiser within two (2) Business Days thereafter and, within five (5) Business Days following the designation of such designees, such designees will mutually agree to a third Qualified Appraiser to be the Third-Party Appraiser. The Third-Party Appraiser shall be instructed to determine the Fair Market Value of a CARET Unit in the manner applicable under paragraph (a) for the determination of Fair Market Value (i.e., using the methodology of the HL Report unless an unaffiliated third-party purchase of CARET Units has previously been made). The Third-Party Appraiser shall conduct its determination as promptly as practicable (and in no event, later than twenty (20) Business Days following the Third-Party Appraiser's designation), and the Fair Market Value of the CARET Units shall be whichever of the Company Price or the Holders Price that is closest to the Fair Market Value of the CARET Units determined by the Third-Party Appraiser; provided, however, that if the determination of the Fair Market Value of the CARET Units by the Third-Party Appraiser is equally close to the Company Price and the Holders Price, then the price payable by the Company for the CARET Units shall be equal to such Fair Market Value of the CARET Units determined by the Third-Party Appraiser. The Fair Market Value of the Company for the CARET Units, as so determined, shall be final and binding on the Company and all Holders. The Company, on one hand, and the Disputing Holders (on a several, but not joint or joint and several, basis, each in accordance with its respective pro rata percentage of CARET Units), on the other hand, shall each share half of the fees and expenses of the Third-Party Appraiser. If any Holder fails to pay promptly its share of the fees and expenses of the Third-Party Appraiser, the Company shall be entitled to deduct the amount owed against the purchase price payable to the Holder for its CARET Units hereunder.

        (d)   After the Fair Market Value is determined in accordance with the foregoing provisions, the Company shall be required to purchase the CARET Units from each Holder for the Purchase Price on the Repurchase Date, and each Holder shall be required to sell such Holder's CARET Units to the Company for the Purchase Price on the Repurchase Date, at a closing, which shall be held at the principal place of business of the Company at 10:00 a.m., local time. The Purchase Price shall be paid in cash by wire transfer of immediately available funds to an account specified by the Holders or by check.

        Section 7.    Adjustment for Recapitalization, Merger, etc.

        (a)    Capitalization Adjustments.    The aggregate number of CARET Units that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), and the number of CARET Units covered by each outstanding Award, shall be equitably and proportionally adjusted or substituted, as determined by the Committee, (1) in the event of changes in the outstanding CARET Units or in the capital structure of the CARET Issuer by reason of splits, reverse splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); or (2) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

        Section 8.    Transferability of Awards.    Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution; provided, however, that Awards may be transferred by a Participant to one or more trusts for the benefit of the Participant's immediate family, and further provided, that if CARET Units become listed or admitted for trading on any securities exchange or automated quotation system, Awards that have vested shall be transferable without restriction except as may be set forth in an Award Agreement and except for any restrictions under applicable law. Notwithstanding the foregoing, Awards and a Participant's rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

        Section 9.    Employment or Service Rights.    No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

        Section 10.    Compliance with Laws.    The obligation of the Company to deliver CARET Units upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any CARET Units pursuant to an Award unless they have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such CARET Units may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the CARET Units to be offered or sold under the Plan or any CARET Units to be issued upon exercise or settlement of Awards. If the CARET Units offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend any certificates representing such CARET Units in such manner as it deems advisable to ensure the availability of any such exemption.

        Section 11.    Withholding Obligations.    As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). A Participant may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of CARET Units to be issued pursuant to an Award with a fair market value as of the vesting, exercise or settlement date of the Award, as applicable equal to the amount of the required withholding tax, (ii) transferring to the Company CARET Units owned by the Participant with a fair market value as of the vesting, exercise or settlement date of the Award, as applicable, equal to the amount of the required withholding tax, or (iii) in the case of a Participant who is an employee of the Company or the Manager at the time such withholding is effected, by withholding from the cash compensation payable to such Participant as of such date, equal to the amount of the required withholding tax; provided, however, that the aggregate fair market value of the number of CARET Units that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

        Section 12.    Amendment of the Plan or Awards.

        (a)    Amendment of Plan.    Subject to Section 12(c), the Board or the Committee may amend the Plan at any time and from time to time.

        (b)    Amendment of Awards.    Subject to Section 12(c), the Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

        (c)    Stockholder Approval; No Material Impairment.    Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval if such amendment would cause the Plan to fail to comply with any applicable legal requirement or applicable rules of any national securities exchange on which the Company's capital stock are listed or similar requirement. Additionally, no amendment to the Plan or any Award shall materially impair a Participant's rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant's consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

        (d)    No Repricing of Awards Without Stockholder Approval.    Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval.

        Section 13.    Termination or Suspension of the Plan.    The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

        Section 14.    Effective Date of the Plan.    The Plan is effective as of the Effective Date, subject to stockholder approval.

        Section 15.    Miscellaneous.

        (a)    Certificates.    CARET Units acquired pursuant to Awards granted under the Plan will not be evidenced by certificates.

        (b)    Clawback/Recoupment Policy.    Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

        (c)    Data Privacy.    As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant's participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant's name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the "Data"). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan. Recipients of the Data may be located in the Participant's country or elsewhere, and the Participant's country and any given recipient's country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant's participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant's eligibility to participate in the Plan, and in the Committee's discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

        (d)    Participants Outside of the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non—United States tax laws and other restrictions applicable as a result of the Participant's residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 15(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States.

        (e)    No Liability of Committee Members.    Neither any member of the Committee nor any of the Committee's permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (f)    Payments Following Accidents or Illness.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (g)    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

        (h)    Funding.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

        (i)    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

        (j)    Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Eastern Time, on May 9, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/SAFE delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SAFE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Jay Sugarman 02 - Dean S. Adler 03 - Robin Josephs 04 - Jay S. Nydick 05 - Stefan M. Selig ForAgainst Abstain ForAgainst Abstain 2. Approval of the CARET Performance Incentive Plan 3. Approval of the issuance of Shares of Safehold Inc. Common Stock and the grant of a preemptive right to iStar Inc. in connection with iStar’s $250 million investment in Safehold Inc. 4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 6 8 6 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 5 3 D V 4 031BKC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders The Harvard Club of New York City, 35 West 44th Street, 3rd Floor, New York, NY 10036 Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2019 at 9:00 a.m. Eastern Time Jay Sugarman and Geoffrey M. Dugan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Safehold Inc. to be held on May 9, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, the election of five nominees as directors, FOR Item 2, approval of the CARET Performance Incentive Plan, FOR Item 3, Approval of the issuance of Shares of Safehold Inc. Common Stock and the grant of a preemptive right to iStar Inc. in connection with iStar’s $250 million investment in Safehold Inc., and FOR Item 4, the ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — SAFEHOLD INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SAFE

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
CORPORATE GOVERNANCE PROFILE
EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
INDEMNIFICATION
ACCOUNTING FEES AND SERVICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2—ISSUANCE OF SHARES OF COMMON STOCK AND THE GRANT OF PREEMPTIVE RIGHTS TO iSTAR IN THE iSTAR INVESTMENT TRANSACTION
PROPOSAL 3: APPROVAL OF CARET PERFORMANCE INCENTIVE PLAN
New Plan Benefits Table CARET Performance Incentive Plan
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
Annex A
Annex B CARET PERFORMANCE INCENTIVE PLAN